UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ____)

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FIRST INTERSTATE BANCSYSTEM, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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1

FIRST INTERSTATE BANCSYSTEM, INC.
401 North 31st Street
P.O. Box 30918
Billings, Montana 59116-0918
(406) 255-5390

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 05, 2006

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of First Interstate BancSystem, Inc. (the “Company”) will be held on Friday, May 05, 2006 at 8:00 a.m., Mountain Time, at the Billings Depot, 2310 Montana Avenue, Billings, Montana 59101, for the following purposes:
1.	To elect six (6) directors of the Company;

2.	To approve the First Interstate BancSystem, Inc. 2006 Equity Compensation Plan; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.
     Only holders of record of the Company’s common stock at the close of business on February 28, 2006 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy. Prior to the actual voting thereof, a proxy may be revoked by the person executing the proxy: (i) by filing with the Secretary of the Company an instrument of revocation, or (ii) by voting or delivering a later executed proxy at the Annual Meeting. The giving of a proxy will not affect your right to vote in person if you attend the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Thomas W. Scott
Chairman of the Board of Directors

Billings, Montana
April 03, 2006

YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

FIRST INTERSTATE BANCSYSTEM, INC.
401 North 31st Street
P.O. Box 30918
Billings, Montana 59116-0918
(406) 255-5390

PROXY STATEMENT

     This Proxy Statement is furnished to the shareholders of First Interstate BancSystem, Inc. (the “Company” or “FIBS”) in connection with the solicitation of proxies of the Company’s shareholders by the Board of Directors to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held on May 05, 2006 at 8:00 a.m., Mountain Time, at the Billings Depot, 2310 Montana Avenue, Billings, Montana 59101, or any adjournment thereof.
     February 28, 2006 (the “Record Date”) is the Record Date for determining the holders of record of shares of the common stock of the Company (the “Common Stock”) entitled to notice of, and to vote at, the Annual Meeting of the Company and any adjournment thereof.
     The mailing of this Proxy Statement to shareholders of the Company commenced on or about April 03, 2006. The Company’s Annual Report on Form 10-K (the “Annual Report”), which includes audited financial statements for the fiscal year ended December 31, 2005, is being mailed to shareholders of the Company simultaneously with this Proxy Statement. All costs incurred in connection with the mailing of this Proxy Statement will be borne by the Company.

INFORMATION CONCERNING SOLICITATION AND VOTING

     Only holders of record of Common Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting. A quorum for the purposes of conducting business at the Annual Meeting is a majority of the outstanding shares of Common Stock entitled to vote. As of the Record Date, the Company had 8,137,319 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock are entitled to one vote per share of Common Stock at the Annual Meeting.
     All proxies that are properly executed and received in a timely manner will be voted in accordance with the instructions noted thereon. Any proxy which does not specify to the contrary will be voted in accordance with the recommendations of the Board of Directors as to the proposals. A shareholder granting a proxy in the form enclosed has the right to revoke it any time before it is voted by filing with the Secretary of the Company an instrument of revocation or by voting or delivering a later executed proxy at the Annual Meeting.
     If a shareholder abstains from voting on any matter, the Company intends to count the abstention as present for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business. Therefore, abstentions have the same effect as votes against the proposals, except with respect to the election of directors, in which case abstentions have the effect of neither votes cast for nor against specified director nominees. Any broker non-votes will be treated the same as abstentions.
     When a quorum is present in the election of directors, the nominees receiving the greatest number of votes will be elected to the Company’s Board of Directors. With respect to all other matters which may properly come before the Annual Meeting, unless a greater number of votes is required by law or by the Company’s Articles of Incorporation, when a quorum exists a matter will be approved by the shareholders if the votes cast in favor of the matter exceed the votes cast in opposition.

PROPOSAL ONE
ELECTION OF DIRECTORS

     In accordance with the Company’s amended Bylaws, the number of directors of the Company shall be at least five and not more than eighteen. There are currently seventeen directors. The Board is divided into three groups with staggered three-year terms. Sandra A. Scott Suzor will resign as a director, effective May 05, 2006. Ms. Suzor’s replacement will be elected at the Annual Meeting with five other director nominees.
     A total of six directors will be elected at the Annual Meeting to serve three-year terms, or until their respective successors have been elected and appointed. The Board of Directors has nominated for election as directors, Elouise C. Cobell, Richard A. Dorn, Lyle R. Knight, James R. Scott, Julie A. Scott, and Jonathan R. Scott. All director nominees, except Jonathan R. Scott, are current members of the Board of Directors.
     Unless authority to vote is withheld, the person named in the enclosed proxy will vote the shares represented by such proxy for the election of the nominees named herein. If, at the time of the Annual Meeting, any nominee shall become unavailable for any reason for election as a director, the person entitled to vote the proxy will vote for the election of such substitute(s) as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any nominee might be unavailable to serve.
     The following table sets forth certain information regarding the nominees for election at the Annual Meeting and the directors continuing in office after the Annual Meeting.
BOARD OF DIRECTOR NOMINEES
BOARD NOMINEES FOR A THREE-YEAR TERM EXPIRING IN 2009

Name and Age	Director Since	Principal Occupation

Elouise C. Cobell, 60	2001	Executive Director, Native American Community Development Corporation

Richard A. Dorn, 53	2001	Owner, Dorn Property X-change, Dorn Property and Homes, LLC, Dorn Realty P.C. and Richard A. Dorn Farms; President, Dorn/Wilson Development Company

Lyle R. Knight, 60	1998	President and Chief Executive Officer, First Interstate BancSystem, Inc.

James R. Scott, 56	1971	Vice Chairman of the Board of Directors, First Interstate BancSystem, Inc.

Julie A. Scott, 34	2003	Board Member, First Interstate BancSystem, Inc.

Jonathan R. Scott, 31	Not previously a director	President, FIB CT, LLC, dba Crytech

DIRECTORS CONTINUING IN OFFICE AFTER ANNUAL MEETING

	Director	Term
Name and Age	Since	Expires	Principal Occupation

James W. Haugh, 68	1997	2008	Financial Consultant and Founder of American Capital, LLC

Robert L. Nance, 69	2001	2008	President and Chief Executive Officer, Nance Petroleum Corporation

Randall I. Scott, 52	2003	2008	Managing General Partner, Nbar5 Limited Partnership

Thomas W. Scott, 62	1971	2008	Chairman of the Board of Directors, First Interstate BancSystem, Inc.

Michael J. Sullivan, 66	2003	2008	Partner, Rothgerber, Johnson & Lyons, LLP

Martin A. White, 64	2005	2008	Chairman and Chief Executive Officer, MDU Resources Group, Inc.

David H. Crum, 61	2001	2007	President and Chief Executive Officer, Crum Electric Supply Co., Inc.

William B. Ebzery, 55	2001	2007	Owner, Cypress Capital Management, LLC

Charles M. Heyneman, 45	2004	2007	Information Technology Project Manager, First Interstate Bank

Terry W. Payne, 64	2000	2007	President and Chief Executive Officer, Terry Payne & Co., Inc.

Homer A. Scott, Jr., 71	1971	2007	Chairman, Chief Executive Officer and President, Sugarland Enterprises, Inc.

PROPOSAL TWO
APPROVAL OF THE FIRST INTERSTATE BANCSYSTEM, INC.
2006 EQUITY COMPENSATION PLAN

     On January 26, 2006, the Board of Directors approved the First Interstate BancSystem, Inc. 2006 Equity Compensation Plan (the “2006 Plan”), subject to approval by the shareholders of the Company. The 2006 Plan (i) consolidates into one plan the benefits available under the following existing equity compensation plans: (A) the First Interstate BancSystem, Inc. 2001 Stock Option Plan; (B) the First Interstate BancSystem, Inc. 2004 Restricted Stock Benefit Plan; (C) the Director Stock Compensation Plan; and (D) the Officer Stock Benefit Plan (collectively, the “Existing Stock Plans”); and (ii) provides additional benefits as contained in the plan.
     The 2006 Plan does not increase the number of shares of the Common Stock that are available for awards under the Existing Stock Plans. The Existing Stock Plans will continue with respect to awards made previously under such plans. No future awards will be made under the Existing Stock Plans if the 2006 Plan is approved by the shareholders.
     The 2006 Plan contains the following important features:
•	The initial number of shares of Common Stock reserved under the 2006 Plan is 750,000, which is approximately 9.2% of the Company’s Common Stock currently outstanding.

•	Awards under the 2006 Plan are subject to broad discretion by the committee administering the plan.

•	Stock options must be granted at an exercise price that is not less than the fair market value (as described below) of the Common Stock on the date of grant.

•	There is no fixed term for the 2006 Plan and the 2006 Plan shall continue in effect until terminated by the Board of Directors.
General
     The purpose of the 2006 Plan is to advance the interests of the Company’s shareholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company by providing them with both equity ownership opportunities and performance-based incentives intended to align their interests with those of the Company’s shareholders.
     The 2006 Plan is designed to provide the Company with flexibility to select from among various equity-based compensation methods, and to be able to address changing accounting and tax rules and corporate governance practices by optimally utilizing stock options and shares of Common Stock.
Description of the 2006 Plan
     A summary of the principal features of the 2006 Plan is provided below, but is qualified in its entirety by reference to the full text of the 2006 Plan that is attached to this Proxy Statement as Appendix A.
     The 2006 Plan will permit awards of stock options, restricted stock and other stock awards as described below. Shareholder approval of the 2006 Plan will permit the performance-based awards discussed below to qualify for deductibility under Section 162(m) of the Internal Revenue Code (the “Code”).

     Awards and grants under the 2006 Plan are referred to as “Benefits.” Those eligible for Benefits under the 2006 Plan are referred to as “Participants.” Participants include any person who is designated by the Board of Directors to receive one or more Benefits under the 2006 Plan.
Shares Available for Issuance
     As of December 31, 2005, approximately 547,755 shares of Common Stock were available for new grants under the Company’s Existing Plans and there were approximately 837,145 shares of Common Stock subject to outstanding benefits under the Existing Plans. As indicated above, no new grants or awards will be made under the Existing Plans if the 2006 Plan is approved. Even upon approval of the 2006 Plan, the Existing Plans will continue with respect to the benefits outstanding under such plans.
     The maximum number of shares reserved for issuance under the 2006 Plan is 750,000 shares of Common Stock. The maximum number of shares of Common Stock that may be subject to options granted to an individual Participant under a stock option benefit (“Stock Option Benefit”) in any calendar year may not exceed 350,000 shares of Common Stock.
Administration and Eligibility
     The 2006 Plan will be administered by the Board of Directors, and, in the discretion of the Board of Directors, by the Compensation Committee (“Committee”) consisting of two or more directors of the Company. All members of the Committee must be “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and “outside directors” within the meaning of Section 162(m) of the Code and Treasury Regulations Sections 1.162-27(e)(3). The Board of Directors may delegate duties to the Company’s Chief Executive Officer, including the ability to make awards within designated parameters that do not involve covered employees within the meaning of Section 162(m) of the Code or “insiders” within the meaning of Section 16 of the Exchange Act.
     The administrator of the 2006 Plan, whether it is the Board of Directors or the Committee, shall have exclusive authority to determine employees to whom awards will be granted, the timing and manner of the grant of awards, the number of shares to be subject to any award, the purchase price or exercise price and medium of payment, vesting provisions and repurchase provisions, to specify the provisions of any agreement relating to such grant or sale, the duration and purpose of leaves of absence which may be granted to optionees and grantees without constituting termination of employment for purposes of the 2006 Plan, and all other discretionary determinations necessary or advisable for administration of the 2006 Plan. The Committee’s discretionary determination will be final, binding and conclusive on all parties. Members of the Committee are appointed by and serve at the pleasure of the Board of Directors and may be removed by the Board of Directors at its discretion.
     The Company has agreed to indemnify and hold harmless each person who is or was a member of the Committee or the Board of Directors against and from (a) any loss, cost, liability or expense that may result from any claim, action, suit or proceeding to which such person may be a party, or in which such person may be involved, by reason of any action taken or failure to act under the 2006 Plan, and (b) all amounts paid by such person in settlement thereof, with the approval of the Company, or paid by such person, in satisfaction of judgment in any such action, suit or proceeding against such person, provided such person shall give the Company an opportunity, at its own expense, to handle and defend the action, suit or proceeding before such person undertakes to handle and defend it on such person’s own behalf.
Terms and Conditions of Stock Options
     The Company is authorized to grant stock options to Participants, which stock options shall be nonqualified stock options (“NSOs”). The exercise price of any stock option must be at least equal to the fair market value of the Common Stock on the date of the grant. At the time of grant, the Board of Directors, in its sole discretion, will determine when stock options are exercisable and when they expire, provided the term cannot exceed ten years. Each stock option shall be evidenced by a stock option agreement that shall state that it is a NSO, the stock option price, the duration of the stock option, the number of shares of Common Stock to which the stock option pertains, the vesting schedule of the stock option and such other terms and conditions as may be determined from time to time by the Board of Directors.
     For purposes of the 2006 Plan, “fair market value” means the value of the Company’s Common Stock determined on the date that the Board of Directors awards the Benefit in accordance with the terms of the 2006 Plan as follows:
(a)	If the Common Stock is listed on any established stock exchange or a national market system, then the fair market value of the Common Stock shall equal the closing sales price for the stock (or the closing bid if no sales were reported) as quoted on such exchange or system for the last market trading day preceding the date the Board awards the Benefit (the “Determination Date”), as reported in The Wall Street Journal, or such other source as the Board of Directors deems reliable;

(b)	If the price of the Common Stock is quoted by a recognized automated quotation system, then the fair market value of the Common Stock shall be the mean between the high and low bid quotations for the Common Stock on the last market trade day preceding the Determination Date; or

(c)	In the absence of an established market for the Common Stock, its fair market value shall be determined in good faith by the Board of Directors which may, in its sole discretion, utilize an independent third party to assist with the determination of the fair market value of the Common Stock, which may take the form of a periodic appraisal of the fair market value of a share of Common Stock valued as a minority interest. The appraisal which precedes, and is dated most closely to, the determination date, shall be used to determine the fair market value of the Common Stock.
     The purchase price for any shares purchased pursuant to exercise of a stock option granted under the 2006 Plan must be paid in full upon exercise of the stock option either in cash, or, in the discretion of the Board of Directors and upon such terms and conditions as it may approve, the exercise price may be paid by (a) transferring to the Company shares of previously acquired Common Stock, at their fair market value on the date of delivery, (b) by a combination of these methods, or (c) in such other manner as the Board of Directors may determine. The foregoing alternatives are, however, subject to any applicable limitations on loans to officers and to applicable “insiders” and other trading rules and regulations of the Securities and Exchange Commission (the “SEC”).
     No stock option shall be exercisable during the lifetime of an optionee by any other person. The Board of Directors has the power to set the time(s) within which each stock option shall be exercisable and to accelerate the time(s) of exercise.
     Stock options granted under the 2006 Plan shall be exercisable at such times and shall be subject to such restrictions and conditions as the Board of Directors shall in each instance approve, which need not be the same for all Participants.
     The vested portion of stock options held by non-Director Participants who satisfy the following conditions may be exercised over a period of three years, but not beyond the stated termination date of the stock option (the “Extended Option Exercise Period”):
(a)	The Participant’s employment by the Company has terminated due to retirement or resignation;

(b)	The total of the age of the participant and the “time in service” of the Participant must total at least seventy at the time of the first exercise of the stock option;

(c)	During the Extended Option Exercise Period, the Participant is not employed by a person or entity, other than the Company, which is engaged in business similar to the Company.
     The Extended Option Exercise Period begins on the date of the Participant’s retirement or resignation from employment with the Company.

     If the Company is dissolved or if the Company is a party to a merger, reorganization or consolidation in which the Company is not the surviving corporation (a “Change in Control”), then every stock option outstanding hereunder shall terminate on the effective date of the dissolution or Change in Control, but each Participant shall have the right, within ten calendar days immediately prior to the effective date of such dissolution or Change in Control, to exercise any unexercised stock options whether or not then exercisable or vested, subject to the provisions of the 2006 Plan. Notwithstanding the foregoing, all stock options shall not become immediately exercisable or vested where the surviving corporation in a Change in Control agrees to issue to each Participant a stock option to purchase the surviving corporation’s shares on terms and conditions both as to number of shares and otherwise (the “New Options”), which will substantially preserve to each Participant the rights and benefits of the stock options outstanding hereunder, and in that circumstance, all Participants shall be obligated to accept the New Options in place of the stock options outstanding hereunder, which shall terminate. The Board of Directors shall have sole and absolute discretion to determine whether the Participants have been offered a New Option which will substantially preserve to the Participant the rights and benefits of the stock options outstanding hereunder.
Terms and Conditions of Awards Other Than Options
     Restricted stock consists of shares which are transferred or sold by the Company to a Participant, but are subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the Participant. The Board of Directors or the Committee determines the eligible Participants to whom, and the time or times at which, grants of restricted stock will be made, the number of shares of Common Stock to be granted, the price to be paid, if any, the time or times within which the shares of Common Stock covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants. Restrictions or conditions could include, but are not limited to, the attainment of performance goals, continuous service with the Company, the passage of time or other restrictions or conditions. The value of a restricted stock Benefit that may be granted to a Participant under the 2006 Plan in any calendar year shall not exceed a fair market value of $1,000,000.
     If the Company is dissolved or in the event of a Change in Control, then every restricted stock Benefit outstanding hereunder which has not vested shall vest immediately on the effective date of the dissolution or Change in Control.
     The 2006 Plan provides the Board of Directors or the Committee with the ability to award stock Benefits to officers and directors of the Company in respect of services rendered or to be rendered to the Company as an officer or director.
     The Board of Directors or Committee under the terms of the 2006 Plan may establish and award additional Benefits of any type to officers, directors, employees or others having a relationship with the Company.
General Terms and Conditions of the 2006 Plan
     A Participant may not transfer a restricted stock Benefit or stock option Benefit granted under the 2006 Plan.
     The 2006 Plan shall continue until it is terminated by the Board of Directors. The Board of Directors may amend the 2006 Plan from time to time or terminate the 2006 Plan at any time, subject to any requirement of shareholder approval required by applicable law, regulation or rule.
U.S. Federal Income Tax Consequences
     The federal income tax consequences to the Company and to its eligible employees or directors of various awards under the 2006 Plan are complex and subject to change. The following discussion is only a summary of some of the general rules applicable to the 2006 Plan, based on federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular Participant based upon his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Code § 409(A)), or other tax laws other than federal income tax law.

     The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, we strongly advise all Participants to consult with their tax advisors concerning the tax implications and treatment of awards granted under the 2006 Plan.
     Code Section 162(m) generally denies a tax deduction to any publicly held corporation for compensation that exceeds $1,000,000 paid to certain senior executives in a taxable year, subject to an exception for “performance based compensation” as defined in the Code and subject to certain transition provisions. The Company currently has structured the 2006 Plan and stock option grants to officers that may be subject to Section 162(m) in a manner that is intended to satisfy the performance-based compensation exception. However, the Company reserves the authority to award non-deductible compensation as it deems appropriate. In addition, notwithstanding the Company’s efforts, ambiguities and uncertainties regarding the application and interpretation of Section 162(m) make it impossible to provide assurance that performance-based compensation will, in fact, satisfy the requirements for deductibility under Section 162(m). Thus, Section 162(m) could limit the deductibility of compensation related to the exercise of options granted under the 2006 Plan.
     NSOs. An optionee does not recognize taxable income upon the grant of an NSO. Upon the exercise of such a stock option, the optionee recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the NSO on the date of exercise exceeds the exercise price. The Company receives an income tax deduction in an amount equal to the ordinary income that the optionee recognizes upon the exercise of the stock option.
     Restricted Stock. A Participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, the Participant recognizes ordinary income in the first taxable year in which his or her interest in the shares becomes either: (a) freely transferable; or (b) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the shares less the cash, if any, paid for the shares.
     A Participant may elect to recognize income at the time he or she received restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date of the award.
     The Company receives a compensation expense deduction in an amount equal to the ordinary income recognized by the Participant in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the Participant had filed a timely election to accelerate recognition of income).
     Other Benefits. In the case of an award of performance shares, or Common Stock or cash, the Participant will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. In that taxable year, the Company will receive a federal income tax deduction in an amount equal to the ordinary income which the Participant has recognized.
Miscellaneous
     A new benefits table (as required under applicable rules and regulations of the SEC) is not provided in this Proxy Statement because no grants have been made under the 2006 Plan and all Benefits are discretionary.
Approval by Stockholders
     In order to be adopted, the 2006 Plan must be approved by the affirmative vote of a majority of the outstanding shares of Common Stock represented at the meeting and entitled to vote.
Recommendation of the Board
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE FIRST INTERSTATE BANCSYSTEM, INC. 2006 EQUITY COMPENSATION PLAN.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

     The following table sets forth information as of December 31, 2005 with respect to the beneficial ownership of the Common Stock for (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company’s directors and director nominees, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Unless otherwise indicated in the notes to the table, all shares shown in the following table are owned both of record and beneficially, and each of the following parties has voting and/or investment power with respect to such shares.

	Number of	Percent of Class
	Shares	Beneficially
Beneficial Owner(1)	Beneficially Owned	Owned

First Interstate Bank(2)	1,340,101	16.55%
401 North 31st Street Billings, Montana 59101
James R. Scott(3)	1,295,801	15.99%
P. O. Box 7113 Billings, Montana 59103
Randall I. Scott(4)	1,107,647	13.67%
P.O. Box 30918 Billings, Montana 59116
Thomas W. Scott(5)	739,863	9.08%
P.O. Box 30918 Billings, Montana 59116
Homer A. Scott, Jr. (6)	709,444	8.76%
P.O. Box 2007 Sheridan, Wyoming 82801
John M. Heyneman, Jr.(7)	432,289	5.34%
5000 North Weatherford Road Flagstaff, Arizona 85001
Julie A. Scott(8)	250,152	3.09%
Jonathan R. Scott	218,951	2.70%

	Number of	Percent of Class
	Shares	Beneficially
Beneficial Owner(1)	Beneficially Owned	Owned

Lyle R. Knight(9)	117,373	1.43%
Sandra A. Scott Suzor(10)	82,598	1.02%
Edward Garding(11)	54,107	0.67%
Terrill R. Moore (12)	53,835	0.66%
Robert A. Jones(13)	45,197	0.56%
Charles M. Heyneman(14)	34,857	0.43%
Terry W. Payne(15)	27,045	0.33%
William B. Ebzery(16)	25,444	0.31%
Ralph K. Cook(17)	24,230	0.30%
Robert L. Nance(18)	22,361	0.28%
James W. Haugh(19)	11,521	0.14%
David H. Crum(20)	8,259	0.10%
Richard A. Dorn(21)	6,953	0.09%
Michael J. Sullivan(22)	3,787	0.05%
Elouise C. Cobell(23)	2,538	0.03%
Martin A. White(24)	1,107	0.01%
All directors and executive officers as a group (21 persons)(25)	5,056,408	60.24%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the securities owned. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of December 31, 2005, are deemed outstanding for purposes of computing the percentage owned by the person or entity holding such securities, but are not deemed outstanding for purposes of computing the percentage owned by any other person or entity.

(2)	Includes 624,115 shares owned beneficially as trustee of the Savings and Profit Sharing Plan for Employees of First Interstate BancSystem, Inc., 693,546 shares owned beneficially as trustee for Scott family members and 22,440 shares owned beneficially as trustee for others.

(3)	Includes 552,759 shares owned beneficially as managing partner of J.S. Investments Limited Partnership; 8,810 shares owned beneficially as President of the James R. and Christine M. Scott Family Foundation; 27,350 shares owned beneficially as conservator for a Scott family member; 102,129 shares owned beneficially as Chairman and President of Foundation for Community Vitality, a nonprofit organization, and, 3,242 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2005.

(4)	Includes 948,919 shares owned beneficially as managing general partner of Nbar5 Limited Partnership; 11,272 shares owned beneficially as general partner of Nbar5 A Limited Partnership; 107,295 shares owned beneficially as trustee for Scott family members; and, 942 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2005.

(5)	Includes 49,988 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2005.

(6)	Includes 3,242 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2005.

(7)	Includes 288,948 shares owned beneficially as managing general partner of Towanda Investments, Limited Partnership and 139,591 shares owned beneficially as trustee for Scott family members.

(8)	Includes 2,147 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2005.

(9)	Includes 100,825 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2005.

(10)	Includes 3,132 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2005.

(11)	Includes 32,390 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2005, and, 1,000 shares of restricted stock received under the 2004 Restricted Stock Award Plan.

(12)	Includes 36,790 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2005, and, 1,000 shares of restricted stock received under the 2004 Restricted Stock Award Plan..

(13)	Includes 30,190 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2005, and, 1,000 shares of restricted stock received under the 2004 Restricted Stock Award Plan.

(14)	Includes 438 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2005.

(15)	Includes 3,057 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2005.

(16)	Includes 3,408 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2005.

(17)	Includes 13,390 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2005, and, 1,000 shares of restricted stock received under the 2004 Restricted Stock Award Plan.

(18)	Includes 2,678 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2005.

(19)	Includes 943 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2005.

(20)	Includes 5,961 shares held in trust for Crum family members and 2,298 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2005.

(21)	Includes 2,853 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2005.

(22)	Includes 2,844 shares held in trust for Sullivan family members and 943 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2005.

(23)	Includes 2,298 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2005.

(24)	Includes 138 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2005.

(25)	Includes an aggregate of 295,333 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2005, and a total of 4,000 shares of restricted stock received under the 2004 Restricted Stock Award Plan.

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information concerning each of the directors and executive officers of the Company:
DIRECTORS AND EXECUTIVE OFFICERS

Name	Age	Position

Thomas W. Scott	62	Chairman of the Board
James R. Scott	56	Vice Chairman of the Board
Lyle R. Knight	60	President, Chief Executive Officer and Director
Terrill R. Moore	53	Executive Vice President and Chief Financial Officer
Edward Garding	57	Executive Vice President and Chief Credit Officer
Robert A. Jones	59	Executive Vice President and Chief Administration Officer
Ralph K. Cook	60	Senior Vice President and Branch Administration Officer
Elouise C. Cobell	60	Director
David H. Crum	61	Director
Richard A. Dorn	53	Director
William B. Ebzery	55	Director
James W. Haugh	68	Director
Charles M. Heyneman	45	Director
Robert L. Nance	69	Director
Terry W. Payne	64	Director
Homer A. Scott, Jr.	71	Director
Jonathan R. Scott(1)	31	Director Nominee
Julie A. Scott	34	Director
Randall I. Scott	52	Director
Michael J. Sullivan	66	Director
Sandra A. Scott Suzor(2)	46	Director
Martin A. White	64	Director

(1)	Director Nominee.

(2)	Term expires May 5, 2006. Not a nominee for re-election.
Business Biographies
     Thomas W. Scott has been the Chairman of the FIBS Board since January 2004 and a director of FIBS since 1971. Mr. Scott served as Chief Executive Officer of FIBS from 1978 through 2003. In addition, Mr. Scott has been Chairman of the Board of First Interstate Bank (“FIB”), the bank subsidiary of FIBS, since January 2002 and has served as a director of First Interstate BancSystem Foundation since 1990. Mr. Scott is the brother of Homer A. Scott, Jr. and James R. Scott, the father of Julie A. Scott and Jonathan R. Scott, and the uncle of Charles M. Heyneman, Sandra A. Scott Suzor and Randall I. Scott.
     James R. Scott has been a director of FIBS since 1971 and the Vice Chairman of the Board since 1990. In addition, Mr. Scott has served as Chairman of First Interstate BancSystem Foundation since 1990. Mr. Scott is Chairman of the Padlock Ranch Corporation, Managing Partner of J.S. Investments, Trustee and Chairman of the Homer and Mildred Scott Foundation and Chairman and President of the Foundation for Community Vitality. Mr. Scott is the brother of Homer A. Scott, Jr. and Thomas W. Scott, and the uncle of Charles M. Heyneman, Sandra A. Scott Suzor, Randall I. Scott, Julie A. Scott and Jonathan R. Scott.
     Lyle R. Knight has been the Chief Executive Officer of FIBS since January 2004, the President of FIBS since 1998 and the President and Chief Operating Officer of FIB since 2002. Prior to his current appointments, Mr. Knight was the Chief Operating Officer of FIBS from 1998 to 2003. Mr. Knight has also served as a director of

FIBS, FIB and First Interstate BancSystem Foundation since 1998. Prior to FIBS, Mr. Knight was President and Chief Executive Officer of a large multi-branch bank in Nevada and the President of a large Arizona-based bank.
     Terrill R. Moore has been an Executive Vice President of FIBS since January 2004 and Chief Financial Officer of FIBS since 1989. Prior to his current appointments, Mr. Moore was a Senior Vice President of FIBS from 1989 through 2003. In addition, Mr. Moore has been a director of FIB since 2001. Prior to joining the FIBS management team, Mr. Moore served in various finance and accounting positions within the Company since 1979.
     Edward Garding has been an Executive Vice President of FIBS since January 2004 and Chief Credit Officer of FIBS since 1999. Mr. Garding served as a Senior Vice President of FIBS from 1996 through 2003, President of FIB from 1998 to 2001 and President of the Sheridan branch of FIB from 1988 to 1996. In addition, Mr. Garding has been a director of FIB since 1998. Prior to joining the FIBS management team in 1996, Mr. Garding served in various positions within the Company since 1971.
     Robert A. Jones has been an Executive Vice President of FIBS since January 2004 and Chief Administration Officer of FIBS since 2003. Prior to these appointments, Mr. Jones was Senior Vice President of the Human Asset Management Group of FIBS from 1996 to 2002 and General Auditor of FIBS from 1980 to 1996. In addition, Mr. Jones has been a director of FIB since 2001.
     Ralph K. Cook has been a Senior Vice President and Branch Administration Officer of FIBS since 2003. Previously, Mr. Cook served FIB as a Regional President from 1999 to 2003, President of the Great Falls branch from 1996 to 2003 and Vice President from 1993 to 1996.
     Elouise C. Cobell has been a director of the Company since 2001. Ms. Cobell has been the Executive Director of Native American Community Development Corporation since 2001 and the Project Director of the Individual Monies Trust Correction and Recovery Project since 1996. Ms. Cobell also served as Director of the Blackfeet Reservation Development Fund, Inc. from 1991 to 2001 and as Chairman of the Board of Directors of Blackfeet National Bank from 1987 to 2001. Ms. Cobell has served as a director of Native American Bank since 2002 and as a director of First Interstate BancSystem Foundation since 1998.
     David H. Crum has been a director of the Company since 2001. Mr. Crum founded Crum Electric Supply Co., Inc., a distributor of electrical equipment, in 1976 and has been President and Chief Executive Officer of that company since its inception. Mr. Crum has also been a director of IDEA, Inc. since 2004.
     Richard A. Dorn has been a director of the Company since 2001. Mr. Dorn has been the owner of Dorn Property X-change, a real estate holding, investment and rental management company, since 1978; Dorn Property and Homes, LLC, a new home construction company, since 2002; and Dorn Realty P.C. since 2003. In addition, Mr. Dorn has been the president and 50% owner of Dorn/Wilson Development Company since 1999. Mr. Dorn also has owned and operated Richard A. Dorn Farms since 1973. Mr. Dorn has owned and operated a real estate brokerage firm since 1980.
     William B. Ebzery has been a director of the Company since 2001. Mr. Ebzery is a certified public accountant, registered investment advisor and stockbroker. Mr. Ebzery has been the owner of Cypress Capital Management, LLC since 2004. Prior to Cypress Capital Management, LLC, Mr. Ebzery was a partner in the certified public accounting firm of Pradere, Ebzery, Mohatt & Rinaldo since 1975.
     James W. Haugh has been a director of the Company since 1997. Mr. Haugh formed American Capital LLC, a financial consulting firm, in 1994 and has operated this firm since its inception. Prior to forming American Capital LLC, Mr. Haugh was a partner in KPMG LLP, a certified public accounting firm. Mr. Haugh served as a director of Harris Bank Hinsdale from 1994 to 1997 and as a director of First Bank of the Americas in 2004.
     Charles M. Heyneman has been a director of the Company since 2004. Mr. Heyneman has served as an information technology project manager for FIB since 2004. Prior to this appointment, Mr. Heyneman was an application developer for i_Tech Corporation, a non-bank subsidiary of FIBS, from 2000 to 2004 and held loan review officer and credit analyst positions with FIB from 1993 to 2003. Mr. Heyneman is the nephew of Homer A. Scott, Jr., James R. Scott and Thomas W. Scott, and the cousin of Sandra A. Scott Suzor, Randall I. Scott, Julie A. Scott and Jonathan R. Scott.

     Robert L. Nance has been a director of the Company since 2001. Mr. Nance has been the owner and President of Nance Petroleum Corporation, an oil and gas exploration and production company, since 1969. In 1999, Mr. Nance sold his interest in Nance Petroleum Corporation but continues as President and Chief Executive Officer of the Company.
     Terry W. Payne has been a director of the Company since 2000. Mr. Payne has served as President and Chief Executive Officer of Terry Payne & Co., Inc., an insurance agency, since its inception in 1972. Mr. Payne has also been part-owner and Chairman of the Board of Directors of Payne Financial Group, Inc. since 1993.
     Homer A. Scott, Jr. has been a director of the Company since 1971 and served as Chairman of the FIBS Board from 1988 through 2003. Mr. Scott has been Chairman, Chief Executive Officer and President of Sugarland Enterprises, Inc., a hospitality business comprised of four restaurants and a hotel convention center, since 1979. In addition, Mr. Scott is a real estate developer and the majority owner, director and President of Powder Horn Golf Course. Mr. Scott has served as a director of First Interstate BancSystem Foundation since 1990. Mr. Scott is the brother of James R. Scott and Thomas W. Scott, the uncle of Charles M. Heyneman, Randall I. Scott, Julie A. Scott and Jonathan R. Scott, and the father of Sandra A. Scott Suzor.
     Jonathan R. Scott is a nominee for election to the Board of Directors of the Company at the 2006 Annual Meeting. Mr. Scott was an employee of First Interstate Bank from 1998 to 2004, serving in the Financial Services and Marketing Divisions. Mr. Scott has served as President of FIB CT, LLC, dba, Crytech since 2004. Crytech is a non-bank subsidiary of FIBS. Mr. Scott is the son of Thomas W. Scott, the brother of Julie A. Scott, the nephew of Homer A. Scott, Jr. and James R. Scott, and the cousin of Charles M. Heyneman, Randall I. Scott and Sandra A. Scott Suzor.
     Julie A. Scott has been a director of the Company since 2003. Ms. Scott was a commercial loan officer at the Sheridan, Wyoming branch of FIB until August 2005. Prior to that appointment, Ms. Scott served in various management and other banking positions within the Company since February 1994, including serving as branch manager of the Billings Grand Avenue branch from 2001 to 2003. Since August 2005, Ms. Scott has devoted her full time attention to personal investment and family matters. Ms. Scott is the daughter of Thomas W. Scott, the sister of Jonathan R. Scott, the niece of Homer A. Scott, Jr. and James R. Scott, and the cousin of Charles M. Heyneman, Randall I. Scott and Sandra A. Scott Suzor.
     Randall I. Scott has been a director of the Company since 2003. Mr. Scott is a certified financial planner and has been the managing general partner of Nbar5 Limited Partnership since 1994. In addition, Mr. Scott has served as a director of First Interstate BancSystem Foundation since 1999. Previously, Mr. Scott worked in various capacities for the Company over a period of 19 years including as a Trust Officer of FIB from 1991 through 1996 and as a consultant from 1996 through 1998. Mr. Scott previously served as a director of the Company from 1993 to 2000. Mr. Scott is the nephew of Homer A. Scott, Jr., Thomas W. Scott and James R. Scott, and the cousin of Charles M. Heyneman, Sandra A. Scott Suzor, Julie A. Scott and Jonathan R. Scott.
     Michael J. Sullivan has been a director of the Company since 2003. Mr. Sullivan has been a partner of the Denver, Colorado law firm of Rothgerber, Johnson & Lyons, LLP since 2003 and was special counsel from 2001 to 2003. Prior to 2001, Mr. Sullivan practiced law with a Wyoming firm since 1964, taking leave to serve as U.S. Ambassador to Ireland from 1998 to 2001 and as Governor of the State of Wyoming from 1986 through 1994. Mr. Sullivan has been a director of Allied Irish Bank, PLC in Dublin, Ireland since 2001; Cimarex Energy Co. and Sletten Construction, Inc. since 2002; and, Kerry Group PLC since 2004.
     Sandra A. Scott Suzor has been a director of the Company since 2000. Ms. Suzor has been a partner and the Director of Sales and Marketing for Powder Horn Ranch and Golf Club since 1995. In addition, Ms. Suzor has also owned Powder Horn Realty, a full service real estate brokerage, since 1997. Ms. Suzor has also served as a director of First Interstate BancSystem Foundation since 2002. Ms. Suzor also serves as Trustee for the First Interstate BancSystem Foundation and Vice Chairperson of the Homer and Mildred Scott Foundation. Ms. Suzor is the daughter of Homer A. Scott, Jr., the niece of James R. Scott and Thomas W. Scott, and the cousin of Charles M. Heyneman, Randall I. Scott, Julie A. Scott and Jonathan R. Scott.

     Martin A. White has been a director of the Company since 2005. Mr. White has been Chief Executive Officer of MDU Resources Group, Inc. since 1998 and Chairman of the MDU Resources Group, Inc. Board of Directors since 2001. Prior to 1998, Mr. White served in various executive officer positions with MDU Resources Group, Inc. since 1991.
Board and Committee Matters
     The Company is not listed on any securities quotation system or exchange or automated quotation system. The descendants of Homer A. Scott, Sr. and Mildred S. Scott, including certain family members and former spouses of such descendants (the “Scott Family”) collectively own approximately 76.0% of the Company’s common stock and thus control the Company.
     During 2005, the Board of Directors met six times with each serving director attending at least 83% of the meetings. The Board of Directors is accountable to shareholders of the Company to build long-term financial performance and value in the Company and to assure that the Company operates consistently with shareholder values and strategic vision. The Board of Directors’ responsibilities include identifying organizational values and vision on behalf of the shareholders of the Company; hiring and evaluating the Chief Executive Officer; ensuring management succession; providing guidance, counsel and direction to management in formulating and evaluating operating strategies and plans; monitoring performance of the Company against established criteria; ensuring prudence and adherence to ethical practices; ensuring compliance with federal and state common and statutory law; ensuring that full and fair disclosure is provided to shareholders, regulators and other constituents and overseeing risk management; exercising all powers reserved to the Company by organizational documents of limited liability companies and partnerships in which the Company is a member or shareholder; and, establishing policies for Board operations. The Company encourages, but does not require, directors and director nominees to attend the annual meeting of shareholders. Sixteen members of the Board of Directors attended the 2005 Annual Meeting of Shareholders.
     The Company has a Credit Committee, an Executive Committee, a Compensation Committee, a Governance & Nominating Committee and an Audit Committee, all established by the Board of Directors and each of which consists of members of the Board of Directors.
     Credit Committee. Credit Committee members currently include William B. Ebzery, Lyle R. Knight, Robert L. Nance, Julie A. Scott, James R. Scott and Thomas W. Scott. The Credit Committee’s primary responsibility is to advise the Chief Credit Officer in the establishment of a loan portfolio that will assure the safety of depositors’ money, earn sufficient income to provide an adequate return on capital and enable communities in the Company’s market area to prosper. The Credit Committee met twelve times in 2005 with each serving committee member attending at least 75% of the meetings.
     Executive Committee. Executive Committee members currently include Thomas W. Scott, David H. Crum, Lyle R. Knight, Homer A. Scott, Jr., James R. Scott and Randall I. Scott. The Executive Committee is to function and act on behalf of the Board between regularly scheduled Board meetings, usually when time is critical. The Executive Committee met two times in 2005 with each serving committee member attending 100% of the meetings, with the exceptions of David H. Crum and Randall I. Scott who attended 50% of the meetings.
     Compensation Committee. Compensation Committee members currently include James W. Haugh, Terry W. Payne, Homer A. Scott, Jr., James R. Scott, Martin A. White and Randall I. Scott. The Compensation Committee assists the Board in reviewing and approving corporate goals relevant to compensation for executive officers; evaluating the effectiveness of the Company’s compensation practices in achieving its strategic objectives, in encouraging behaviors consistent with the Company’s values and in aligning performance objectives consistent with the Company’s vision; evaluating the performance of the Chief Executive Officer; approving the compensation of the Company’s Chief Executive Officer; evaluating the performance of the Board Chairman and Vice Chairman; overseeing succession planning for executive officers; recommending compensation for Board members; recommending adjustments to director and officer insurance; reviewing the financial performance and operations of employee benefit plans; and, administering incentive compensation and other employee benefit plans. The Compensation Committee met five times during 2005 with each serving committee member attending at least 80%

of the meetings. A current copy of the Compensation Committee Charter is maintained on the Company’s website found at www.firstinterstatebank.com.
     Governance & Nominating Committee. Governance & Nominating Committee members currently include James R. Scott, Charles M. Heyneman, Lyle R. Knight, Thomas W. Scott, Michael J. Sullivan and Sandra A. Scott Suzor. The Governance & Nominating Committee assists the Board in ensuring the Company has an effective and efficient system of governance, including development of criteria for Board membership; recruitment, orientation, development and evaluation of Board members; and, evaluation of services provided to and communications with shareholders. The Governance & Nominating Committee met five times in 2005 with each serving committee member attending at least 80% of the meetings.
     The Board of Directors has determined that each of the members of the Governance & Nominating Committee, other than Michael J. Sullivan, do not meet the independence requirements under Rule 4200(a)(15) of the NASD listing standards. The Board of Directors has reviewed, assessed the adequacy of and approved a written charter for the Governance & Nominating Committee. A current copy of the Governance & Nominating Committee Charter, most recently amended and approved on January 25, 2006, is maintained on the Company’s website at www.firstinterstatebank.com.
     The Governance & Nominating Committee is responsible for identifying, screening and recommending candidates to the Board. It is also responsible for nominating candidates for election to the Board at the Company’s annual meeting of shareholders and for filling vacancies on the Board that may occur between annual meetings of shareholders.
     When formulating its recommendations for Board of Director nominees, the Governance & Nominating Committee will consider advice and recommendations offered by the Company’s Chief Executive Officer; shareholders of the Company including members of the Scott Family; and, any outside advisors the Governance & Nominating Committee may retain.
     The Scott Family, through a family council, makes recommendations to the Governance & Nominating Committee with respect to candidates for Board of Director membership from the Scott Family. The Governance & Nominating Committee gives due and significant consideration to recommendations made by the Scott Family. All candidates for the Board of Directors are evaluated on the basis of broad experience, financial acumen, professional and personal accomplishments, educational background, wisdom, integrity, ability to make independent analytical inquires, understanding of the Company’s business environment and willingness to devote adequate time to Board duties. During 2005, the Scott Family recommended Jonathan R. Scott to the Governance & Nominating Committee as a candidate for the Board of Directors.
     The Company does not have a formal policy concerning shareholder recommendations of candidates for Board of Director membership. The Board of Directors views that such a formal policy is not necessary given the procedures described above and the Company’s willingness to consider candidates recommended by shareholders. Shareholders may recommend candidates by writing to the Company’s Corporate Secretary at the Company’s headquarters, 401 N. 31st Street, Billings, Montana 59116, giving the candidate’s name, contact information, biographical data and qualifications. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any such recommendation. Shareholders who wish to nominate a director for election at an annual meeting of the shareholders of the Company must submit a shareholder proposal no later than December 1, 2006 for the 2007 Annual Meeting of Shareholders that is expected to be held on or about May 11, 2007. See “Shareholder Proposals” contained herein.
     Audit Committee. Audit Committee members currently include Richard A. Dorn, Elouise C. Cobell, William B. Ebzery, David H. Crum and Robert L. Nance. The Audit Committee assists the Board by reviewing the Company’s accounting and financial reporting processes, internal and disclosure control systems and external and internal auditing systems; recommending the appointment or dismissal of the general auditor selected to develop and carry out the annual audit; reviewing and approving the Annual Report on Form 10-K; reviewing and approving the Quarterly Reports on Form 10-Q; reviewing the effectiveness of the systems for monitoring adherence with laws, regulations, Company policies and the Company’s codes of ethics; meeting with the Company’s external auditors to discuss the results of the annual audit and any related matters; and, establishing procedures to handle complaints regarding accounting, internal controls or audit matters. The Audit Committee met nine times during 2005 with each serving committee member attending at least 88% of the meetings, except Elousie C. Cobell who attended 55% of the meetings.
     The Board of Directors has determined that each Audit Committee member is independent in accordance with Section 301 of the Sarbanes-Oxley Act of 2002, Rule 4200(a)(15) of the NASD listing standards and the Company’s governance guidelines. The Board also determined that William B. Ebzery qualifies as an “audit committee financial expert,” as that term is defined in Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors has reviewed, assessed the adequacy of and approved a written charter for the Audit Committee. The full text of the Audit Committee Charter, which was most recently amended and approved November 16, 2005, is attached as Appendix B to this Proxy Statement. The Audit Committee Charter is also maintained on the Company’s website. The Audit Committee has determined it has satisfied its obligations under the Audit Committee Charter in the prior year.
Principal Accounting Fees and Services
     Effective March 15, 2004, the Company dismissed Ernst & Young LLP as its principal accountants. The Audit Committee of the Board of Directors of the Company approved this action. Ernst & Young LLP’s report on the Company’s consolidated financial statements for the audit year ended December 31, 2003 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company’s consolidated financial statements for the year ended December 31, 2003, and in the subsequent interim period through March 15, 2004, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or audit scope or procedures which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in its report.
     The Company appointed McGladrey & Pullen LLP as the Company’s principal accountants effective March 16, 2004. The Audit Committee recommended to the Board of Directors approval of this action. No consultations or communications, written or oral, regarding the application of accounting principles to specified transactions, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements took place between the Company and McGladrey & Pullen LLP during the two years ended December 31, 2003 or in the subsequent interim period through March 15, 2004.
     The Audit Committee has appointed McGladrey & Pullen LLP as the Company’s independent auditor for the fiscal year ending December 31, 2006. Representatives of McGladrey & Pullen LLP are not expected to be present at the Annual Meeting and, therefore, will not have an opportunity to make a statement if they desire to do so or be available to respond to appropriate questions.
     The following table summarizes the aggregate fees billed to the Company by McGladrey & Pullen LLP and Ernst & Young LLP for professional services rendered in 2005 and 2004:

	2004		2005
	McGladrey & Pullen	Ernst & Young	McGladrey & Pullen	Ernst & Young
Audit Fees(1)	$280,500	$15,800	$293,500	$7,504
Audit-Related Fees(2)	—	—	6,143	—
Tax Fees	—	—	—	—
All Other Fees(3)	—	1,500	—	—

(1)	Audit fees for 2005 and 2004 include fees associated with the annual audit, FDICIA-related work and reviews of the Company’s quarterly reports on Form 10-Q. Ernst & Young audit fees for 2005 and 2004 relate to communications with successor auditors and review of filings associated with the Company’s change in principal accountants. All audit fees incurred during 2005 and 2004 were pre-approved by the Audit Committee.

(2)	Audit-related fees for 2005 were for participation in the initial implementation meeting pursuant to the Section 404 of the Sarbanes-Oxley Act related to internal control over financial reporting. All audit-related fees incurred during 2005 were pre-approved by the Audit Committee. There were no audit-related fees incurred during 2004.

(3)	All other fees include support and advisory services not included in the above categories. All other fees incurred during 2004 were pre-approved by the Audit Committee. There were no other fees incurred during 2005.
     Pre-Approval Policies and Procedures. The Audit Committee has adopted a policy that requires advance approval of all services performed by the independent auditor when fees are expected to exceed $15,000. The Audit Committee has delegated to the Audit Committee Chairman, Richard A. Dorn, or any two other members of the Audit Committee, authority to approve services, subject to ratification by the Audit Committee at its next committee meeting.
Report of the Audit Committee of the Board of Directors
March 06, 2006
To the Board of Directors of First Interstate BancSystem, Inc.
We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2005.
We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants and Public Company Accounting Oversight Board.
We have received and reviewed the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and have discussed with the independent accountants their independence.
Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.
SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

Richard A. Dorn	Robert L. Nance	David H. Crum
Elouise C. Cobell	William B. Ebzery
Communication with the Board
     The Company has not, to date, developed a formal process for shareholder communications with the Board of Directors. The Company believes its current informal process, in which any communication sent to the Board of Directors either generally or in care of the Chief Executive Officer, Corporate Secretary or other corporate officer or director is forwarded to all members of the Board of Directors, has served the Board’s and the shareholders’ needs.
Code of Ethics
     The Company’s Chief Executive Officer, Chief Financial Officer and principal accounting officers or other persons performing similar functions are required to comply with the Company’s Code of Ethics for Chief Executive Officer and Senior Finance Officers (“Financial Code of Ethics”). The purpose of the Financial Code of Ethics is to deter wrongdoing and to promote, among other things, honest and ethical conduct; full, fair, accurate, timely and understandable disclosure in SEC and public filings; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of violations of the Financial Code of Ethics; and, accountability for adherence to such code. Employees may submit concerns or complaints regarding ethical issues on a confidential basis by means of a toll-free telephone hotline or the use of an internet-based reporting system. All concerns and complaints are reported to the Company’s security officer in a summary format for investigation. A current copy of the Financial Code of Ethics is maintained on the Company’s website.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation
     During 2005, each director other than Lyle R. Knight, received an annual retainer of $13,000. Directors may elect to receive all or a portion of their annual retainer in the form of Common Stock or stock options. Each director other than Lyle R. Knight, received fees of $1,000 per board meeting and $750 per committee meeting attended. Committee chairs also received an annual fee of $6,000.
     Thomas W. Scott received a retainer of $375,000 for his services as Chairman of the Board of Directors, James R. Scott received a retainer of $150,000 for services as Vice Chairman of the Board of Directors and Homer A. Scott, Jr. received a retainer of $45,000 for his continuing involvement with the Board of Directors. Effective July 27, 2005, these retainers were in lieu of all Director fees and other retainers as described above.
     Directors are reimbursed for ordinary expenses incurred in connection with attending board and committee meetings. The Company also provides group medical insurance coverage to directors at the director’s option. In 1998, the Board of Directors adopted a deferred compensation plan under which directors may elect to defer any portion of director’s fees until an elective distribution date or the director’s retirement, disability or death.
     Each director, other than Lyle R. Knight, elected at or continuing as a director after the 2005 annual meeting of shareholders was granted stock options to purchase 552 shares of Common Stock at the applicable minority appraised value per share at the date of grant. Options granted during 2005 had an aggregate fair value of approximately $10,000 at the date of grant.

Executive Compensation
Summary of Cash and Certain Other Compensation
     The following table shows, for the fiscal years ended December 31, 2005, 2004, and 2003, the cash compensation paid to Lyle R. Knight, the Company’s Chief Executive Officer, and each of the other four most highly compensated executive officers of the Company (the “Named Executives”), in all capacities in which they served:
SUMMARY COMPENSATION TABLE

				Long-Term Compensation
Name and				Restricted	Stock	All Other
Principal Position	Year	Salary	Bonus	Stock(1)	Options	Compensation(2)

Lyle R. Knight	2005	$400,000	$230,000	$—	15,000	$42,365
President & Chief	2004	360,000	200,000	—	12,500	23,953
Executive Officer	2003	300,000	165,000	—	12,500	25,487
Edward Garding	2005	203,000	93,380	—	4,500	23,428
Exec. Vice President	2004	195,000	86,000	51,000	4,000	22,577
& Chief Credit Officer	2003	187,400	82,000	—	4,000	20,891
Terrill R. Moore	2005	202,000	92,920	—	4,500	23,596
Exec. Vice President &	2004	195,000	85,500	51,000	4,000	22,885
Chief Financial Officer	2003	186,500	82,000	—	4,000	20,669
Robert A. Jones	2005	188,000	86,480	—	4,500	22,819
Exec. Vice President &	2004	181,250	80,000	51,000	4,000	21,782
Chief Admin. Officer	2003	157,500	69,500	—	4,000	18,385
Ralph K. Cook	2005	140,000	53,130	—	3,000	17,751
Sr. Vice President &	2004	123,500	50,000	51,000	3,000	16,294
Branch Admin. Officer	2003	118,755	43,000	—	1,300	14,069

(1)	Restricted stock awards made pursuant to the 2004 Restricted Stock Award Plan. During 2004, the Company issued 1,000 shares of nonvested restricted stock (“Restricted Stock”) to each of the Named Executives with the exception of Lyle R. Knight. The value of the Restricted Stock was based on the applicable appraised minority value of the Common Stock at the date of issuance. The Restricted Stock becomes fully vested if the Company achieves defined performance goals for the year ending December 31, 2006 and the recipient is employed by the Company on April 1, 2007. During the vesting period, recipients have voting rights for and receive dividends on the Restricted Stock. At December 31, 2005, the value of each Restricted Stock award was $68,000, based upon the most recently received minority appraised value of the Common Stock at such time.

(2)	All other compensation includes premiums paid by the Company on health and group life insurance policies, contributions by the Company to the Company’s noncontributory qualified profit sharing plan, contributions by the Company to the Company’s contributory qualified employee savings plan, qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended, contributions by the Company to the Company’s executive non-qualified deferred compensation plans, and imputed income from the Company’s split dollar plans. For the fiscal year ended December 31, 2005, (i) the Company paid premiums for health and group life insurance policies on behalf of Lyle R. Knight, Edward Garding, Terrill R. Moore, Robert A. Jones and Ralph K. Cook of $5,742, $5,742, $5,742, $5,742 and $5,742, respectively; (ii) the Company made profit sharing plan contributions on behalf of Lyle R. Knight, Edward Garding, Terrill R. Moore, Robert A. Jones and Ralph K. Cook of $7,993, $7,301, $6,952, $5,807 and $4,566, respectively; (iii) the Company made employee savings plan contributions on behalf of Lyle R. Knight, Edward Garding, Terrill R. Moore, Robert A. Jones and Ralph K. Cook of $10,500, $10,119, $9,868, $7,968 and $6,242, respectively; (iv) the Company made deferred compensation plan contributions of $15,682, $486, $2,454 and $1,201 on behalf of Lyle R. Knight, Terrill R. Moore, Robert A. Jones and Ralph K. Cook, respectively; and, (v) the imputed income from the Company’s split dollar plans was $2,448, $266, $548 and $848 on behalf of Lyle R. Knight, Edward Garding, Terrill R. Moore and Robert A. Jones, respectively.
Stock Options
     The following table contains information concerning grants of Company stock options to the Named Executives during 2005:
OPTION GRANTS IN 2005

					Potential Realizable
	Individual Grants				Value at
		% of Total			Assumed Annual
		Options			Rates of Stock
		Granted to	Exercise		Price Appreciation
	Options	Employees in	Price	Expiration	for Option Term
Name	Granted (#)	Fiscal Year	($/sh)	Date	5%	10%

Lyle R. Knight	15,000	10.47%	$55.50	2/2/15	$523,555	$1,326,790
Edward Garding	4,500	3.14%	55.50	2/2/15	157,066	398,037
Terrill R. Moore	4,500	3.14%	55.50	2/2/15	157,066	398,037
Robert A. Jones	4,500	3.14%	55.50	2/2/15	157,066	398,037
Ralph K. Cook	3,000	2.09%	55.50	2/2/15	104,711	265,358
     The following table sets forth information with respect to the Named Executives concerning the exercise of options during 2005 and unexercised options held as of December 31, 2005:
AGGREGATED OPTION EXERCISES IN 2005 AND DECEMBER 31, 2005 OPTION VALUES

			Number of
			Securities Underlying		Value of Unexercised
			Unexercised		In-The-Money
	Shares		Options at		Options at
	Acquired	Value	12/31/05		12/31/05(1)
Name	On Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Lyle R. Knight	—	$—	90,825	20,625	$2,225,325	$328,125
Edward Garding	1,760	36,960	29,265	6,375	721,703	102,188
Terrill R. Moore	1,760	36,960	33,665	6,375	836,103	102,188
Robert A. Jones	440	9,240	27,065	6,375	664,503	102,188
Ralph K. Cook	—	—	11,565	4,075	276,390	63,350

(1)	Value based on the most recently received minority appraised value on December 31, 2005.

Employment Contracts
     Under an Employment Agreement (the “Agreement”) dated May 18, 1998, Lyle R. Knight is employed as an executive officer of the Company for a ten-year period ending May 18, 2008. During the term of the Agreement, Mr. Knight is entitled to base compensation and additional benefits as are customarily offered to Company executives. Pursuant to the terms of the Agreement, the Company is required to pay specified benefits if Mr. Knight is involuntarily terminated without cause or elects termination in the event of a change in control.
     Upon early termination by the Company without cause, Mr. Knight is entitled to receive severance pay equal to five times his base salary then in effect, bonus compensation and reimbursement of all premiums for group health insurance coverage for a period not exceeding five years. In the event of a change in control, Mr. Knight may elect to terminate the Agreement by giving 90 days written notice at any time on or after the first anniversary, but on or prior to the second anniversary of the change in control. Upon proper termination of the Agreement, Mr. Knight is entitled to severance pay as described above.
     In the event Mr. Knight is unable to perform his duties due to physical or mental disability, the Company may, at its option, terminate the Agreement. Upon termination of the Agreement, Mr. Knight is entitled to reimbursement of all premiums for group health insurance coverage for a period not to exceed five years.
     The Agreement also restricts Mr. Knight’s right to compete against the Company for a period of five years from the date of termination.
Endorsement Split Dollar Benefit
     The Company has obtained life insurance policies covering certain selected executive officers. Under these policies, the Company receives all benefits payable upon death of the insured. An endorsement split dollar agreement has been executed with each of the selected executive officers whereby a portion of the policy death benefit is payable to their designated beneficiary. The endorsement split dollar agreement will provide post retirement coverage for those selected key officers meeting specified retirement qualifications. The Company has entered into this type of endorsement split dollar agreement with Lyle R. Knight, Edward Garding, Terrill R. Moore and Robert A. Jones.
     The Company has obtained a life insurance policy covering selected officers of the Company’s banking subsidiary. Under the policy, the Company receives all benefits payable upon death of the insured. An endorsement split dollar agreement has been executed with each of the insured officers whereby a portion of the policy death benefit is payable to their designated beneficiary if they are employed by the Company at the time of death. The marginal income produced by the policy is used to offset the cost of employee benefit plans of the banking subsidiary. The Company has entered into this type of endorsement split dollar agreement with Lyle R. Knight, Edward Garding, Terrill R. Moore, Robert A. Jones and Ralph K. Cook.
Restricted Stock Plan
     In March 2004, the Company’s Board of Directors approved the 2004 Restricted Stock Award Plan (the “Restricted Stock Plan”). Under the Restricted Stock Plan, Common Stock may be issued at the discretion of the Board of Directors to officers or directors of the Company for no consideration in conjunction with services rendered. Shares issued under the Restricted Stock Plan are subject to terms and conditions determined by the Board of Directors at the date of issuance.
Stock Option Plans
     The Company has two non-qualified stock option plans for executive officers and certain other officers of the Company: the 2001 Plan and the Old Plan. Both the 2001 Plan, adopted by the Company in July 2001, and the Old Plan provide for granting of stock options which may be exercised within a maximum period of ten years from the date of grant. Subsequent to May 2001, the Company discontinued the granting of stock option awards under the Old Plan entirely.

Deferred Compensation Plans
     The Company has two non-qualified deferred compensation plans for a selected group of executive officers and highly compensated employees of the Company: the Executive Non-Qualified Deferred Compensation Plan (the “1998 Plan”) and the Deferred Compensation Plan (the “2000 Plan”). Both plans allow eligible employees, as determined by the Company’s Board of Directors or a committee appointed by the Board of Directors (“Plan Administrator”), to defer a portion of base salary and bonus subject to certain maximum limits set forth by the Plan Administrator. The Company may make discretionary contributions on behalf of a participant for 401(k) plan matching contributions and profit sharing contributions in excess of Internal Revenue Code limitations. In addition, the Company may make other contributions on behalf of a participant at the discretion of the Board of Directors. The deferral account of each participant is credited or debited with investment earnings or losses based upon the performance of the underlying investments selected by the participant from among alternatives selected by the Plan Administrator. Deferral accounts will generally be distributed upon termination of the participant’s service relationship with the Company subject to the participant’s election of predetermined distribution deferral periods or early distribution. Participants may receive distributions in a lump sum or in annual installments over a period of years that the participant elects.
Compensation Committee Interlocks and Insider Participation in Compensation Decisions
     James W. Haugh, Terry W. Payne, Homer A. Scott, Jr., James R. Scott, Randall I. Scott and Martin A. White serve on the Compensation Committee of the Board of Directors. James R. Scott serves as Vice Chairman of the Board of Directors of the Company, for which he is compensated as described above. Homer A. Scott, Jr. is also compensated for his continuing involvement with the Board of Directors as described above. See “Compensation of Directors and Executive Officers-Director Compensation.” James R. Scott and Randall I. Scott each have a 2.5% ownership interest in a company that provides professional services to the Company. In addition, James R. Scott is Vice Chairman of the Board of Directors of such company and Randall I. Scott serves as a director of such company. Terry W. Payne is President, CEO and an owner of an insurance agency that provides insurance for the Company. See “Certain Relationships and Related Transactions” below.
     None of the executive officers of the Company served as a member of the compensation committee or as a director of any other company, one of whose executive officers served as a member of the Compensation Committee of the Board of Directors or as a director of the Company during 2005.
Board Compensation Committee Report on Executive Compensation
     The Compensation Committee has overall responsibility to review and approve the Company’s compensation structure, policy and programs; and, assess whether the compensation structure establishes appropriate incentives for management and employees. The Committee annually reviews and determines the salary, bonus and equity compensation awarded to the Company’s chief executive officer (“CEO”). The Committee also reviews all executive officers’ compensation adjustments as recommended by the CEO. The Committee also oversees the administration of the Company’s equity plans; employee benefit plans and is responsible for executive officer succession planning. The Committee charter, which is posted on the Company’s website, sets forth the various responsibilities and duties of the Committee. It is periodically reviewed and revised as appropriate. The Committee in its annual review of the Committee charter determined that the charter was appropriate with regard to the responsibilities and duties as specified therein.
     The Committee’s chairman regularly reports to the Board of Directors on Committee actions and recommendations. The Committee has authority to retain, at the Company’s expense, outside counsel, experts, compensation consultant’s and other advisors as needed.
     2005 Company Performance. In considering executive compensation, the Committee noted the Company’s financial performance in 2005. Net interest income of $170,308,000 increased $19,889,000 over 2004. In 2005, loans grew by $294,845,000, or 11%, while deposits grew $225,909,000, or 7% over 2004. The net interest margin of 4.48% was 14 basis points higher than 2004. The Company’s growth and improved net interest margin are particularly noteworthy in light of the flattening of the yield curve during 2005. Typically, a flattening yield curve constrains a bank’s ability to maintain its net interest margin. For 2005, return on equity was 16.79% and diluted earnings per share was $6.71. Further, lower levels of non-performing loans, net charge-offs and internally classified loans allowed the Company to reduce the provision for loan losses $2,886,000 compared to 2004.
     Compensation Philosophy. The Company’s general compensation philosophy is designed to link an employee’s total cash compensation with the Company’s performance, the employee’s department goals and individual performance. As an employee’s level of responsibility increases, there is a more significant level of variability and compensation at risk. The Committee believes linking incentive compensation to the performance of the Company creates an environment in which our employees are stakeholders in the success of the Company and, thus, benefits all shareholders.
     Executive Compensation Policy. The Company’s executive compensation policy is designed to establish an appropriate relationship between executive pay and the Company’s annual performance, its long-term growth objectives, individual performance of the executive officer and its ability to attract and retain qualified executive officers. The Committee attempts to achieve these goals by integrating competitive annual base salaries with (a) bonuses based on corporate performance and on the achievement of specified performance objectives, and (b) key officer restricted stock and stock option awards through the Company’s Restricted Stock and Stock Option Plans. The Committee believes that cash compensation in the form of salary and bonus provides Company executives with short-term rewards for success in operations. Long-term compensation, through the award of stock options and restricted stock, encourages growth in management stock ownership, which leads to expansion of management’s increased commitment to long-term performance and success of the Company.
     Base Salary. The Committee approved the 2005 base salary of the CEO and ratified the 2005 compensation of other executive officers, including the named Executive Officers, as recommended by the CEO. In determining or ratifying the base salary of each executive officer, the Committee relied on industry surveys of salaries paid to executive officers of financial institutions with comparable asset size to that of FIBS. The Committee ensures the base salaries of the Company’s executive officers are within a reasonable range of the salaries reflected in such surveys
     Short-Term Incentives. Annual incentives for the executive officers are intended to recognize and reward those employees who contribute meaningfully to an increase in shareholder value and profitability. The bonus pool for all officers is established as a percent of pre-tax/pre-bonus accrual earnings. The Company’s ability to fund incentive payouts is dependent upon its overall success in achieving its net income goal. Individual awards are based on the attainment of specified performance objectives at the bank and non-bank subsidiary, department and individual level. For 2005, executive officers were assigned bonus amounts ranging from 40% to 58% of their base salaries. The varying percentages reflect the Committee’s belief that as an executive officer’s duties and responsibilities in the Company increase, the officer will be increasingly rewarded for the performance of the Company. Accordingly, a significant portion of the officer’s total compensation should be incentive compensation. Actual bonuses payable depend on the level of achievement of specified performance objectives established for each executive officer. Performance objectives evaluated in determining 2005 executive officer bonuses included attainment of return on equity and related growth in earnings per share goals. In addition, selected executive officers were responsible for continuation of a formal succession planning process, continuation of the strategic planning process, maintaining asset quality and management of capital investments.
     Restricted Stock. Certain executive officers as well as certain other officers of the Company and its subsidiaries were granted restricted stock under the Company’s Restricted Stock Plan. The number of restricted shares issued to each officer was based primarily on the individual’s ability to influence the Company’s growth and profitability. The Committee believes restricted stock awards stimulate the active interest in development and financial success of the Company by those whose performance, contribution and skills are critical to the Company.
     Stock Options. The executive officers as well as certain other officers of the Company and its subsidiaries were granted options under the Company’s stock option plan to purchase a specified number of shares of Common Stock. The number of shares underlying the options granted to each officer was based primarily on the individual’s ability to influence the Company’s long-term growth and profitability as well as the number of options previously granted. The Committee believes stock option grants afford a desirable long-term compensation method because they closely ally the interest of management with shareholder value.

     Compensation of Chief Executive Officer. For the fiscal year ended December 31, 2005, the Company paid Lyle R. Knight, CEO of the Company, a salary of $400,000 and a bonus of $230,000. The Committee met with Mr. Knight twice during 2005 to review his performance and individual objectives and goals versus results achieved. The Committee reviewed all components of the CEO’s compensation, including salary, bonus, equity incentive compensation, accumulated realized and unrealized stock option and restricted stock gains, the dollar value to the CEO and cost to the Company of all perquisites and other personal benefits, the earnings and accumulated payout obligations under the Company’s deferred compensation plan and under potential severance and change-in-control scenarios. Mr. Knight’s compensation package was determined to be reasonable and not excessive by the Committee based on compensation surveys for chief executive officers of financial institutions of comparable size, type and profile, achievement of work plan objectives and improvements in the Company’s financial performance from 2004. Mr. Knight’s compensation package, including bonus, was higher than those granted to other executives of the Company in recognition of his responsibilities and his performance in his position. In establishing Mr. Knight’s compensation package, work plan objectives reviewed included development and implementation of operating plans to achieve earnings goals, continuation of formal succession planning processes, continuation of strategic planning processes and provision of leadership and direction to executive management.
SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

James W. Haugh	James R. Scott	Terry W. Payne
Homer A. Scott, Jr.	Martin A. White	Randall I. Scott
Performance Graph
     The following graph sets forth the cumulative total stockholder return for the Common Stock based on the minority appraised value of the Common Stock compared to an overall stock market index (Russell 2000 Index) and the Company’s peer group index (SNL $1B-$5B Bank Index). The Russell 2000 Index represents a universe of U.S. publicly-owned companies with market capitalizations that are comparable to the Company. The SNL $1B-$5B Bank Index is comprised of publicly-owned banks or bank holding companies with total assets between $1 billion and $5 billion. The presented returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years. The plot points used to prepare the graph were provided by SNL Financial LC, Charlottesville, VA.
     The Common Stock of the Company is not actively traded, and there is no established trading market for the stock. The appraised minority value of the Common Stock represents the estimated fair market valuation of a minority interest in such stock as of a specific date, taking into account adjustments for the lack of marketability of the stock and other factors. In addition, this graph illustrates performance during a limited period of time, and, as a result, may not be indicative of future performance of the Common Stock.

Comparison of Five-Year Cumulative Total Returns
Performance Graph for
First Interstate BancSystem, Inc.
December 31, 2000 — December 31, 2005

	Period Ending
Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05

First Interstate BancSystem, Inc.	$100.00	113.54	125.04	142.56	181.30	210.59
Russell 2000	100.00	102.49	81.49	120.00	142.00	148.46
SNL $1B — $5B Bank Index	100.00	121.50	140.26	190.73	235.40	231.38

COMPLIANCE WITH SECTION 16(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s securities, to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
     To the Company’s knowledge, during the year ended December 31, 2005, its directors, executive officers and greater than 10% shareholders complied with all Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has had, and expects to have in the future, banking transactions in the ordinary course of business with related parties, including business with directors, officers, stockholders and their associates, on the same terms as those prevailing at the same time for comparable transactions with unrelated persons and that did not involve more than a normal risk of collectibility or present other unfavorable features. To the extent that such transactions consisted of extensions of credit to Company executive officers and directors and to certain members of the Scott Family, such extensions of credit were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with unrelated persons and did not involve more than a normal risk of collectibility or present other unfavorable features. Loans to FIBS’ executive officers, directors and their related interests represented approximately 3.7% of the Company’s shareholders’ equity as of December 31, 2005.
     Certain executive officers and directors of the Company and certain corporations and individuals related to such persons, incurred indebtedness in the form of loans, as customers, of $13,028,000 as of December 31, 2005. During 2005, new loans and advances on existing loans of $33,292,000 were funded and loan repayments totaled $35,289,000. These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans and are allowable under the Sarbanes Oxley Act of 2002. Additionally, during 2005, loans of $204,000 were added due to changes in related parties from the prior year.
     FIBS and the Billings office of FIB are the anchor tenants in a building owned by a partnership in which FIB is one of two partners, and has a 50% partnership interest. Total rent, including maintenance, paid to the partnership was $1,776,000 in 2005.
     The Company leases a Citation 525 aircraft from an entity wholly-owned by Thomas W. Scott, the Chairman of the Board of Directors. Under the terms of the lease, the Company pays all of the third party operating expenses of the aircraft, which totaled approximately $228,000 in 2005. In addition to paying the third party operating expenses, the Company paid $36,000 for use of the aircraft and received reimbursement of $32,000 from the chairman for his personal use of the aircraft during 2005.
     The Company purchases professional services from a company in which seven directors of the Company, including the Chairman and Vice Chairman of the Board of Directors, have an aggregate ownership interest of 17.5%. The Company paid professional fees and reimbursed out-of-pocket costs of $365,000 in 2005. Professional services provided include shareholder education and communication, and corporate governance consultation.
     Julie A. Scott and Charles M. Heyneman, two directors of the Company, were employed by FIB in non-executive positions in 2005. The Company paid salaries and bonuses to Julie A. Scott aggregating $61,565 in 2005. The Company paid salaries and bonuses to Charles M. Heyneman aggregating $68,000 in 2005. Jonathan R. Scott, director nominee of the Company, is employed by a non-bank subsidiary of the Company. The Company paid salaries and bonuses to Jonathan R. Scott aggregating $69,800 in 2005.

SHAREHOLDER PROPOSALS

     The rules of the SEC permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the SEC’s proxy rules. The Company’s 2007 Annual Meeting of Shareholders is expected to be held on or about May 11, 2007, and proxy materials in connection with that meeting are expected to be mailed on or about March 31, 2007. The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company’s proxy statement for its 2007 Annual Meeting of Shareholders is December 01, 2006. Additionally, if the Company receives notice of a shareholder proposal after February 14, 2007, such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board of Directors of the Company for its 2007 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

OTHER MATTERS

     The Board of Directors of the Company knows of no matters other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be duly presented.
     The Company’s Annual Report on Form 10-K, which includes audited financial statements for the fiscal year ended December 31, 2005 and a listing of exhibits, is enclosed herewith. Exhibits to the Annual Report on Form 10-K will be furnished at a charge of $0.20 per page to any shareholder who requests them in writing from Amy Anderson, Assistant Vice President, First Interstate BancSystem, Inc., 401 North 31st Street, Billings, Montana 59116-0918.

BY ORDER OF THE BOARD OF DIRECTORS

Carol Stephens Donaldson
Secretary

Billings, Montana
April 03, 2006

APPENDIX A
FIRST INTERSTATE BANCSYSTEM, INC.
2006 EQUITY COMPENSATION PLAN
SECTION 1
ESTABLISHMENT AND PURPOSES
     1.1 Establishment. First Interstate BancSystem, Inc., a Montana corporation (“FIBS”), maintains various equity compensation plans for the benefit of certain of its Directors, Officers and Employees, as defined below (collectively, “Key Personnel”). In adopting this FIRST INTERSTATE BANCSYSTEM, INC. 2006 EQUITY COMPENSATION PLAN (the “Plan”), FIBS (i) consolidates into one (1) plan the benefits available under the following existing equity compensation plans: (A) the First Interstate BancSystem, Inc. 2001 Stock Option Plan; (B) the First Interstate BancSystem, Inc. 2004 Restricted Stock Benefit Plan; (C) the Director Stock Compensation Plan; and (D) the Officer Stock Benefit Plan, and (ii) provides additional benefits as set forth in the Plan.
     1.2 Purpose. FIBS adopts the Plan to (i) establish incentives designed to recognize, reward, and retain Key Personnel who contribute to the success of the “Company” (defined below), (ii) promote increased ownership of “Common Stock” (defined below) among Key Personnel, (iii) stimulate Key Personnel to take a more active interest in the development and financial success of the Company, and (iv) encourage Key Personnel to identify with shareholders of FIBS through Common Stock ownership.
SECTION 2
DEFINITIONS
     The following terms shall have the following meanings when used in this Plan:
     2.1 Benefit. The term “Benefit” means any one (1) or more of the following equity compensation benefits available hereunder: “Stock Option Benefit” (defined below), “Restricted Stock Benefit” (defined below), “Director Stock Benefit” (defined below), or “Officer Stock Benefit” (defined below).
     2.2 Board. The term “Board” means the board of directors of FIBS.
     2.3 Change of Control. The term “Change of Control” is defined in Section 7.5.
     2.4 Code. The term “Code” means the Internal Revenue Code of 1986, as amended.
     2.5 Committee. The term “Committee” means the compensation committee of the Board, or any other committee that the Board authorizes to administer the Plan in whole or in part.
     2.6 Common Stock. The term “Common Stock” means common stock of FIBS.
     2.7 Company. The term “Company” means FIBS and all of its Subsidiaries.
     2.8 Determination Date. The term “Determination Date” is defined in Section 2.14.

     2.9 Director. The term “Director” means a member of the Board, or a member of any board of directors of a Subsidiary.
     2.10 Director Stock Benefit. The term “Director Stock Benefit” means the Benefit available under Section 5.
     2.11 Dissolution or Dissolved. The terms “Dissolution” or “Dissolved” mean the dissolution or liquidation of FIBS.
     2.12 Employee. The term “Employee” means any person that the Company employs who receives a regular salary from the Company in respect of such person’s services.
     2.13 Exchange Act. The term “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     2.14 Fair Market Value. The term “Fair Market Value” means the value of Common Stock determined on the date that the Board awards the Benefit in accordance with Section 3.3 (the “Determination Date”) as follows:
(a)	Listed on Established Stock Exchange. If the Common Stock is listed on any established stock exchange or a national market system, then the Fair Market Value of the Common Stock shall equal the closing sales price for the stock (or the closing bid if no sales were reported) as quoted on such exchange or system for the last market trading day preceding the Determination Date, as reported in The Wall Street Journal, or such other source as the Board deems reliable;
(b)	Quoted by Recognized Automated Quotation System. If the price of the Common Stock is quoted by a recognized automated quotation system, then the Fair Market Value of the Common Stock shall be the mean between the high and low bid quotations for the Common Stock on the last market trading day preceding the Determination Date; or
(c)	All Other Instances. In the absence of an established market for the Common Stock, its Fair Market Value shall be determined in good faith by the Board which may, in its sole discretion, utilize an independent third party to assist with the determination of the Fair Market Value of the Common Stock, which may take the form of a periodic appraisal of the Fair Market Value of a share of Common Stock valued as a minority interest. The appraisal which precedes, and is dated most closely to, the Determination Date shall be used to determine the Fair Market Value of the Common Stock.
     2.15 FIBS. The term “FIBS” is defined in Section 1.1.
     2.16 Key Personnel. The term “Key Personnel” is defined in Section 1.1.
     2.17 Officer. The term “Officer” means any officer of the Company.
     2.18 Officer Stock Benefit. The term “Officer Stock Benefit” means the Benefit available under Section 6.
     2.19 Participant. The term “Participant” means any person who is designated by the Board to receive one (1) or more Benefits under this Plan.
     2.20 Plan. The term “Plan” is defined in Section 1.1.

     2.21 Regulations. The term “Regulations” means the Treasury Regulations, as amended from time to time, promulgated under the Code.
     2.22 Restricted Stock Benefit. The term “Restricted Stock Benefit” means the Benefit available under Section 7.
     2.23 Stock Option. The term “Stock Option” means an option for the purchase of Common Stock granted under a Stock Option Benefit.
     2.24 Stock Option Benefit. The term “Stock Option Benefit” means a Benefit available under Section 8.
     2.25 Subsidiary. The term “Subsidiary” means any now existing or hereafter organized or acquired corporation, partnership, limited liability company or other entity, more than fifty percent (50%) of the issued and outstanding ownership interest in which is owned or controlled directly or indirectly by the Company.
     2.26 Other Definitions. Certain other terms are defined by the context in which they appear in the Plan for the first time. Such terms shall have the same meaning where they appear in the Plan.
SECTION 3
ADMINISTRATION
     3.1 Authority. The Board shall have primary authority to administer the Plan, which authority shall include, but not be limited to, (i) interpreting the Plan, (ii) amending the Plan, (iii) taking action on behalf of or pursuant to the Plan, (iv) adopting policies and procedures for the implementation of the Plan, (v) determining from time to time which, if any, of the Benefits shall be made available and awarded under the Plan, and establishing the specific terms and conditions of such Benefits, (vi) providing conditions and assurances deemed necessary or advisable to protect the interests of the Company and/or the Plan, and (vii) making all other determinations and taking all other actions necessary or advisable for the administration of the Plan. The Board’s actions, determinations and interpretations shall be final, binding and conclusive for all purposes and upon all persons. The Board may not exercise its authority hereunder in any manner inconsistent with the purposes, terms and conditions herein set forth.
     3.2 Delegation to Committee. The Board may delegate all or any portion of administration of the Plan to the Committee. If administration is totally delegated to the Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee, as applicable), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board, and subject to the provisions of Section 3.4(a). The Board may terminate all or any portion of the Committee’s authority under the Plan at any time and revest the Board with all or any portion of the administration of the Plan.
     3.3 Administrative Authority of CEO. The Board may delegate all or any portion of the administration of the Plan to the Company’s Chief Executive Officer, but only with respect to Benefits to Participants who are neither (i) subject to Section 16 of the Exchange Act, nor (ii) “covered employees” within the meaning of Section 162(m) of the Code.
     3.4 Establishment and Award of Benefits. Benefits under this Plan shall be established and awarded as follows:

(a)	Approving Authority. The Board has authority to establish and award all Benefits under this Plan. If the Board has delegated to the Committee authority to establish and award Benefits under this Plan and if the Committee is comprised solely of two (2) or more members (i) all of whom are “Non-Employee Directors” within the meaning of Rule 16b-3 (or any successor rule) promulgated under the Exchange Act, and (ii) “outside directors” within the meaning of Section 1.162-27(e)(3) of the Regulations, then the Committee may establish and award a Benefit. If the Committee is not so comprised, then the Committee may recommend to the Board approval of the award of a Benefit, but the Board must approve the award of such Benefit.
(b)	Terms and Conditions of Benefits. The material terms and conditions, if any, of each proposed Benefit shall be established by the Board and/or Committee, as applicable, which terms and conditions include, but are not limited to, (i) the number of shares of Common Stock to be issued or optioned, (ii) the Fair Market Value of such shares, (iii) the Participants eligible for the Benefit, (iv) the vesting schedule, if any, (v) the option period, if any, and (vi) the restrictions on the Benefit, if any.
     3.5 Indemnification. FIBS shall indemnify and hold harmless each person who is or was a member of the Committee or the Board against and from (i) any loss, cost, liability, or expense that may be imposed upon, or reasonably incurred by such person, in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party, or in which such person may be involved, by reason of any action taken or failure to act under the Plan, and (ii) all amounts paid by such person in settlement thereof, with the approval of FIBS, or paid by such person in satisfaction of judgment in any such action, suit, or proceeding against such person, provided such person shall give FIBS an opportunity, at its own expense, to handle and defend the action, suit, or proceeding before such person undertakes to handle and defend it on such person’s own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the articles of incorporation or bylaws of FIBS, as a matter of law, or otherwise, or any power that FIBS may have to indemnify them or hold them harmless.
SECTION 4
COMMON STOCK SUBJECT TO PLAN & STOCK RESTRICTIONS
     4.1 Reserved Stock. The initial number of shares of Common Stock to be reserved for the purpose of granting Benefits under this Plan shall be 750,000.
     4.2 Changes in Common Stock. If FIBS shall at any time change the number of issued shares of Common Stock without new consideration to FIBS (such as by stock dividend or stock split), then the total number of shares of Common Stock reserved for issuance under this Plan, and the number of shares covered by an outstanding Restricted Stock Benefit or Stock Option Benefit shall be equitably adjusted and the aggregate consideration payable to FIBS in respect of either Benefit, if any, shall not be changed.
     4.3 No Fractional Shares. FIBS shall not issue fractional shares in connection with the award of any Benefit or the issuance of any Common Stock hereunder.
     4.4 Retained Shares. Any Common Stock retained by FIBS pursuant to a Participant’s tax withholding election made in connection with a Benefit under this Plan shall continue to be included in the Common Stock available for Benefits under this Plan.

     4.5 Stock Legend. All certificates of Common Stock issued under this Plan shall contain a legend reciting (i) the restrictions on the sale, transfer or encumbrance of the Common Stock under applicable federal and state securities laws and under this Plan, and (ii) a statement that the Common Stock is subject to the then applicable Shareholder’s Agreement of FIBS.
SECTION 5
DIRECTOR STOCK BENEFIT
     5.1 Participant. For purposes of this Section 5, the term “Participant” shall mean a current member of the Board whom the Board, in its sole discretion, designates from time to time to receive a Director Stock Benefit hereunder. The Board shall consider factors it deems pertinent in selecting Participants.
     5.2 Director Stock Benefit. A Director Stock Benefit is an award of Common Stock to a Participant in respect of services rendered or to be rendered to the Company as a Director, which award may be subject to whatever amounts, terms and conditions as the Board, in its sole discretion, establishes from time to time.
SECTION 6
OFFICER STOCK BENEFIT
     6.1 Participant. For purposes of this Section 6, the term “Participant” shall mean an Officer whom the Board, in its sole discretion, designates from time to time to receive an Officer Stock Benefit hereunder. The Board shall consider factors it deems pertinent in selecting Participants.
     6.2 Officer Stock Benefit. An Officer Stock Benefit is an award of Common Stock to a Participant in respect of services rendered or to be rendered to the Company as an Officer, which award may be subject to whatever amounts, terms and conditions as the Board, in its sole discretion, establishes from time to time.
SECTION 7
RESTRICTED STOCK BENEFIT
     7.1 Participant. For purposes of this Section 7, the term “Participant” shall mean a Director, Officer or Employee of the Company whom the Board, in its sole discretion, designates from time to time to receive a Restricted Stock Benefit hereunder. The Board shall consider factors it deems pertinent in selecting Participants.
     7.2 Restricted Stock Benefit. A Restricted Stock Benefit is an award of Common Stock to a Participant, without payment therefor, as additional compensation in respect of the Participant’s provision of services, either past or future, to the Company. Each Restricted Stock Benefit shall be made pursuant to a written agreement between FIBS and the Participant.
     7.3 Restrictions. Restricted Stock Benefits shall be in such amounts and subject to such terms and conditions as the Board, in its sole discretion, establishes from time to time, including, without limitation, (i) restrictions on the sale or other disposition of the Common Stock, (ii) restrictions requiring the forfeiture of Common Stock to FIBS upon termination of the Participant’s employment or service with the Company prior to satisfying any prescribed vesting schedule, or (iii) conditions requiring that the Participant earn the Common Stock in whole or in part upon the achievement of performance goals established by the Board over a specified period of time. The Board may require (i) the Participant to deliver to FIBS duly executed stock powers, endorsed in blank, relating to the Common Stock covered by a Restricted Stock Benefit, and/or (ii) that FIBS hold the stock certificates evidencing the Common Stock until the restrictions thereon lapse. The Restricted Stock Benefit shall provide that Participants shall have, with regard to the shares of Common Stock subject to a Restricted Stock Benefit, all of the rights of holders of shares of Common Stock of FIBS including the rights to receive dividends and to vote shares.
     7.4 Award Limit. The value of a Restricted Stock Benefit that may be granted to a Participant under this Plan in any calendar year shall not exceed a Fair Market Value of $1,000,000.00.
     7.5 Dissolution or Change in Control. If FIBS is Dissolved or if FIBS is a party to a merger, reorganization, or consolidation in which FIBS is not the surviving corporation (a “Change in Control”), then every Restricted Stock Benefit outstanding hereunder which has not vested shall vest immediately on the effective date of the Dissolution or Change in Control.
SECTION 8
STOCK OPTION BENEFIT
     8.1 Participant. For purposes of this Section 8, the term “Participant” shall mean a Director, or Employee of the Company whom the Board, in its sole discretion, designates from time to time to receive a Stock Option Benefit hereunder. The Board shall consider factors it deems pertinent in selecting Participants.
     8.2 Stock Option Benefit. A Stock Option Benefit is an award to a Participant of the option to purchase Common Stock that is awarded in respect of the services that the Participant has or will provide to the Company, subject to whatever amounts, terms, restrictions, and conditions as the Board, in its sole discretion, establishes from time to time. Each Stock Option Benefit shall be made pursuant to a written agreement between FIBS and the Participant.
     8.3 Terms and Conditions. The terms and conditions of all Stock Option Benefits shall be adopted from time to time by the Board. A copy of the current terms and conditions, which are subject to amendment, modification and revision, and which are intended as policies in accordance with the provisions thereof, are attached to this Plan as Exhibit A and by this reference incorporated herein..
     8.4 Dissolution, Merger, Consolidation, or Reorganization. If FIBS is Dissolved or if FIBS is subject to a Change in Control, then every Stock Option outstanding hereunder shall terminate on the effective date of the Dissolution or Change in Control, but each Participant shall have the right, within ten (10) calendar days immediately prior to the effective date of such Dissolution or Change in Control, to exercise any unexercised Stock Options whether or not then exercisable or vested, subject to the provisions of this Plan. Notwithstanding the foregoing, all Stock Options shall not become immediately exercisable or vested where the surviving corporation in a Change in Control agrees to issue to each Participant an Option (the “New Option”) to purchase the surviving corporation’s shares on terms and conditions both as to number of shares and otherwise, which will substantially preserve to each Participant the rights and benefits of the Stock Options outstanding hereunder, and in that circumstance, all Participants shall be obligated to accept the New Options in place of the Stock Options outstanding hereunder, which shall terminate. The Board shall have sole and absolute discretion to determine whether the Participants have been offered a New Option which will substantially preserve to the Participant the rights and benefits of the Stock Options outstanding hereunder.

SECTION 9
ADDITIONAL BENEFITS
     The Board may from time to time, in its sole discretion, establish and award additional benefits of any type to Officers, Directors, Employees, or others having a relationship of any kind with the Company. The terms and conditions of any such additional benefits shall, upon adoption, together with all amendments or restatements, be attached to this Plan as Exhibit B, and such terms and conditions are incorporated herein.
SECTION 10
GENERAL TERMS AND CONDITIONS APPLICABLE TO BENEFITS
     10.1 No Effect on Relationship. A Participant’s right, if any, to continue to serve the Company as an Officer, Director, Employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Participant under this Plan, nor shall this Plan in any way interfere with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate the employment or other relationship of a Participant, or to increase or decrease the compensation of a Participant from the rate in existence at the time of the grant of a Benefit hereunder.
     10.2 Withholding. All payments or distributions made pursuant to this Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements (“Required Withholding”). If FIBS proposes or is required to distribute Common Stock pursuant to this Plan, it may require the recipient to remit to FIBS an amount sufficient to satisfy such Required Withholding before delivery of any certificates for such Common Stock. The Board may, in its discretion, permit a Participant receiving a Benefit to pay all or a portion of the Required Withholding arising in connection with the receipt or vesting of a Benefit by electing to have FIBS withhold shares of Common Stock having a Fair Market Value equal to the amount designated by the Participant to be withheld.
     10.3 Multiple Benefits. A Participant may receive Benefits under any one (1) or more Sections of this Plan.
     10.4 No Presumption of Future Benefits. The designation of a Participant in any year to receive a Benefit hereunder shall not require the Board to (i) award Benefits to such person in any other year or, (ii) award the same type or amount of Benefits that such Participant has received in prior years.
     10.5 Non-transferability. Unless otherwise provided in writing, a Participant may not transfer a Restricted Stock Benefit or Stock Option Benefit granted hereunder.
     10.6 Shareholder Agreement. A Participant awarded a Benefit under this Plan may not receive Common Stock until such Participant executes the applicable Shareholder’s Agreement then in use by FIBS, restricting the sale, transfer or encumbrance of the Common Stock. A true and correct copy of the current form of FIBS Shareholder Agreement for non-Scott family shareholders is attached hereto as Exhibit C.
     10.7 Other Provisions. Benefits under this Plan may be subject to such other provisions (whether or not applicable to a Benefit granted to any other Participant) as the Board determines appropriate, including without limitation, provisions for (i) accelerating or terminating Benefits, (ii) the forfeiture of Common Stock, (iii) restricting the resale or other disposition of Common Stock, (iv) compliance with federal and state securities laws, or (v) memorializing understandings or conditions as to the Participant’s employment in addition to those specifically provided for under this Plan.

     10.8 Rights of FIBS. The award or existence of any Benefits under this Plan shall not affect in any way the right or power of FIBS or its directors or shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in FIBS’s capital structure or its business, or any merger or consolidation of FIBS, or any issue of bonds, debentures, preferred or other securities with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of FIBS, or any sale or transfer of all or any part of the assets or business of FIBS, or any other act or proceeding, whether of a similar character or otherwise.
     10.9 Termination of Participant for Cause/Violation of Duty or Contractual Obligation. Notwithstanding any other provisions of this Plan, if a Participant (a) is discharged from employment with the Company for cause, (b) is removed as a Director prior to expiration of the Participant’s term in office, (c) breaches any duty owed to the Company; (d) is convicted of a felony, or (e) breaches, defaults under, or violates any contract or agreement with the Company, then except as may be otherwise determined by the Board in its sole discretion, any and all existing unvested Restricted Stock Benefits and Stock Option Benefits held by such Participant shall fully and automatically terminate. As used in this Section 10.9, the term “good cause” means reasonable job-related grounds for dismissal based on a failure to satisfactorily perform job duties, disruption of the employer’s operation, or other legitimate business reason.
SECTION 11
SHAREHOLDER APPROVAL AND FILING WITH SEC
     11.1 Shareholder Approval. FIBS shall submit this Plan for approval and ratification by the shareholders of FIBS at the next regular or special meeting of the shareholders to be held following approval and adoption of this Plan by the Board. The granting and awarding of Benefits under this Plan are neither conditioned upon nor subject to such shareholder approval and ratification unless specifically established otherwise by the Board at the time of approval and adoption of this Plan.
     11.2 SEC Registration. FIBS shall file a Registration Statement on Form S-8 (or any successor registration statement) with the Securities and Exchange Commission in order to register the securities of FIBS now or hereafter subject to and covered by this Plan under the Securities Act of 1933, as amended. Such filing shall be made at such time as FIBS, in consultation with legal counsel, shall deem appropriate in accordance with applicable federal and state securities laws.
SECTION 12
MISCELLANEOUS PROVISIONS
     12.1 Duration, Amendment and Termination. This Plan shall continue in effect until terminated by the Board. By mutual agreement between FIBS and a Participant under this Plan or under any other present or future plan of FIBS, Benefits may be granted to a Participant in substitution and exchange for, and in cancellation of, any prior Benefits previously awarded to a Participant under this Plan or any other present or future plan of FIBS. The Board may amend this Plan from time to time or terminate this Plan at any time, subject to any requirement of shareholder approval required by applicable law, regulation, or rule. No action authorized by this Section 12.1 shall reduce the amount of any outstanding Benefits or adversely change the terms or conditions thereof without the affected Participant’s consent.
     12.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology used in this Plan also shall include the feminine gender, and the definition of any term herein in the singular also shall include the plural, and vice versa.

     12.3 Headings. The headings used herein are for convenience only, and shall not be construed as a part of this Agreement or as a limitation on the scope of the particular paragraphs to which they refer.
     12.4 Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Montana, regardless of the law that might otherwise govern under applicable Montana conflict of laws principles.
     12.5 Severability. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by a governmental authority having jurisdiction, that determination shall not impair or otherwise affect the validity, legality or enforceability, to the maximum extent permissible by law, of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted.
     12.6 Inconsistency. If there is any inconsistency between an agreement issued pursuant to this Plan and the Plan, the terms and provisions of the Plan shall prevail.
     12.7 Effective Date of Plan. This Plan shall be effective on the date the Plan is approved and ratified by the shareholders of FIBS at a duly convened meeting, following approval by the Board.
CERTIFICATION
     The undersigned duly elected and acting Secretary of First Interstate BancSystem, Inc. (“FIBS”) hereby certifies that the foregoing 2006 Equity Compensation Plan (“Plan”) was duly approved and adopted by the Board of Directors of FIBS on January 26, 2006, subject to approval and ratification by the shareholders of FIBS pursuant to which the effective date of the Plan shall be the date of such shareholder approval and ratification. The Plan was duly approved and ratified by vote of the shareholders of FIBS at a duly called and convened meeting held on May 5, 2006.

Carol Stephens Donaldson, Secretary

EXHIBIT A
TERMS AND CONDITIONS OF FIBS
2006_ STOCK OPTION BENEFIT
     Section 1. Establishment.
     First Interstate BancSystem, Inc., a Montana corporation (“FIBS”), hereby establishes a stock option benefit for Directors, Officers and Employees of the Company, which shall be known as the “FIRST INTERSTATE BANCSYSTEM, INC. 2006 STOCK OPTION BENEFIT” (hereinafter called the “Stock Option Benefit”). It is intended that the options issued pursuant to this Stock Option Benefit will constitute nonqualified stock options for purposes of the Internal Revenue Code. This Stock Option Benefit (i) is established by FIBS pursuant to the First Interstate BancSystem, Inc. 2006 Equity Compensation Plan (the “Plan”), (ii) shall be subject to the terms and conditions of the Plan, and (iii) shall be subject to amendment, modification and revision from time to time by the Board, in its sole discretion, it being specifically intended that, notwithstanding any provision hereof, the terms and conditions set forth herein shall be interpreted as policies to be followed unless otherwise determined by the Board, and that all such terms and conditions shall not operate to limit or restrict the Board’s plenary power and authority hereunder to make amendments, modifications and revisions hereto from time to time.
     Section 2. Definitions.
2.1	Definitions from Plan. Except as specifically defined herein, all defined terms used herein shall have the definitions set forth in the Plan.
2.2	Date of Exercise. “Date of Exercise” means the date FIBS receives notice from a Participant of the exercise of an Option pursuant to this Stock Option Benefit. Such notice shall state the number of shares of Common Stock the Participant intends to purchase by exercising the Option.
2.3	Extended Option Exercise Period. “Extended Option Exercise Period” is defined in Section 4.5(b).
2.4	Mature Shares. “Mature Shares” means shares of Common Stock which have been owned by the Participant for more than six months and one day.
2.5	Option. “Option” means the right to purchase Common Stock under this Stock Option Benefit at the option price for a specified period of time.
2.6	Option Stock. “Option Stock” means Common Stock purchased pursuant to the exercise of an Option under this Stock Option Benefit.
2.7	Participant. “Participant” means a Director, Officer or Employee of the Company who is designated by the Board to participate in the Stock Option Benefit and who receives an Option as evidence of this participation.
     Section 3. Grant Limit. A Participant who has been granted an Option may, if otherwise eligible, be granted additional Options. Notwithstanding the above, the maximum number of shares of Common Stock that may be subject to Options granted to an individual Participant under the Stock Option Benefit in any calendar year shall not exceed 350,000 shares.

     Section 4. Terms of Options
4.1	Grant of Options. Options may be granted to Participants at any time and from time to time as shall be determined by the Board. The Board shall have complete discretion in determining the number of Options granted to each Participant and the terms of such Options. In making such determinations, the Board may take into account the nature of services rendered or to be rendered by such Participant, the Participant’s present and potential contributions to the Company, and such other factors as the Board in its discretion shall deem relevant.
4.2	Option Agreement. As determined by the Board on the date of grant, each Option shall be evidenced by an Option Agreement that shall state that it is a non-qualified Stock Option, the Option price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, the vesting schedule of the Option, and such other terms and conditions as may be determined from time to time by the Board.
4.3	Option Price. No Option granted pursuant to this Stock Option Benefit shall have an Option price that is less than the Fair Market Value of Common Stock on the date the Option is granted, unless otherwise approved by the Board.
4.4	Duration of Options. Each Option shall expire at such time as the Board shall determine at the time of its grant, provided however that no Option shall be exercisable later than the tenth (10th) anniversary date of the date of its grant, subject to the terms of Section 7.2 below.
4.5	Exercise Period.
(a)	Options granted under this Stock Option Benefit shall be exercisable at such times and shall be subject to such restrictions and conditions as the Board shall in each instance approve, which need not be the same for all Participants.
(b)	The vested portion of Options held by non-Director Participants who satisfy all of the following conditions may be exercised over a period of three (3) years, but not beyond the stated termination date of the Option (the “Extended Option Exercise Period”):
(i)	the Participant’s employment by the Company has terminated due to retirement or resignation;

(ii)	the total of the age of the Participant and the “time in service” of the Participant must total at least 70 at the time of the first exercise of the Option; “time in service” is defined as that period of time, which need not be continuous, during which the Participant has been employed by the Company or for which the Participant has been given credit by the Committee; and

(iii)	during the Extended Option Exercise Period, the Participant is not employed by a person or entity, other than the Company, which is engaged in the business of banking, financial services, securities or insurance brokerage, or other business conducted by the Company.
The Extended Option Exercise Period begins on the date of the Participant’s retirement or resignation from employment with the Company.

4.6	Payment. Upon exercise of any Option, the Option price shall be payable to the Company in full either: (i) in cash or its equivalent, (ii) by tendering Mature Shares having a Fair Market Value at the time of exercise equal to the Option price, (iii) by any combination of (i) and/or (ii), or (iv) by any other method acceptable to the Board in its discretion. The proceeds from exercise of an Option shall be added to the general funds of FIBS and shall be used for its corporate purposes.
     Section 5. Exercise of Option.
5.1	Written Notice. An Option may be exercised by written notice to FIBS, in the form and manner prescribed by the Board, given by (i) the Participant, (ii) the Participant’s guardian or conservator if one has been appointed for the Participant, (iii) the Participant’s personal representative if the Participant is deceased, or (iv) a transferee authorized by the terms of Section 8. Full payment for the Option Stock to be purchased pursuant to exercise of the Option must accompany the written notice.

5.2	Issuance of Stock Certificates. As soon as practicable after (i) the receipt of written notice of exercise of an Option, (ii) payment for the Option Stock being purchased, including any payment required under Section 5.3, (iii) execution of the Shareholder’s Agreement referred to in Section 6.1, and (iv) satisfaction of any other conditions adopted by the Board, FIBS shall, without stock issue or transfer taxes, deliver to the Participant a stock certificate for the number of shares of Option Stock purchased by exercise of the Option.

5.3.	Tax Withholding. Whenever shares of Common Stock are to be issued in satisfaction of Options exercised under this Plan, FIBS shall have the power to require the recipient of the Common Stock to pay to FIBS an amount sufficient to satisfy FIBS’s minimum statutorily required federal, state, and local withholding tax requirements, as determined by FIBS. The Committee, at its option, may allow the recipient of the Common Stock to tender Mature Shares and/or Option Stock to FIBS in payment of FIBS’s minimum withholding tax requirements of this Section 5.3.
     Section 6. Restrictions on Stock Transferability.
6.1	Shareholder Agreement. The issuance of Option Stock is expressly conditioned upon execution by the Participant receiving the Option Stock of the applicable Shareholder’s Agreement then in use by FIBS, restricting the sale, transfer or encumbrance of the Option Stock.

6.2	Holding Period. Option Stock may not be sold or transferred to FIBS or any other person or entity for a period of six (6) months and one day following acquisition of the Option Stock by a Participant. This restriction shall attach to the Option Stock when issued.

6.3	Other Restrictions. The Board may impose such other restrictions on any Option Stock as it may deem advisable including, without limitation, restrictions under applicable blue sky and federal securities laws.

     Section 7. Termination of Relationship with Company.
7.1	Non-Director Participants.
7.1.1 Termination of Employment Due to Death. If the employment of a non-Director Participant with the Company terminates by reason of death, the duly appointed personal representative of the estate of such Participant shall have one hundred eighty (180) days after the date of death of such Participant in which to exercise all vested portions of all Options held by such Participant regardless of whether the Options would otherwise expire prior to the end of the 180-day period and regardless of whether the Options are not otherwise exercisable within that 180-day period, provided however, that if such Participant, as of the date of death, is eligible for the Extended Option Exercise Period set forth in Section 4.5(b) above (for purposes of determining eligibility, such Participant’s death shall be deemed to satisfy the condition stated in Section 4.5(b)(i) above), the personal representative of such deceased Participant’s estate may exercise those portions of such Participant’s Options which are vested at the date of such Participant’s death over the Extended Option Exercise Period. Any Options of such deceased Participant which are not exercised within the period stated in the preceding sentence shall expire and terminate.
7.1.2 Termination of Employment Other Than for Death. If the employment of a non-Director Participant with the Company is terminated for any reason other than death, including but not limited to retirement, resignation or discharge, all vested portions of Options of the terminated non-Director Participant shall be exercisable at any time prior to the expiration date of each Option or within ninety (90) days after the date of termination of employment, whichever period is shorter, except as provided in Section 4.5(b) above. Any Options of the terminated non-Director Participant which are not exercised within the period stated in the preceding sentence shall expire and terminate.
7.1.3 Transfer or Leave of Absence. For purposes of Section 7.1.2 above, neither of the following shall be deemed a termination of the employment of a non-Director Participant:
(a)	A transfer of a non-Director Participant from FIBS to a Subsidiary or vice versa, or from one Subsidiary to another Subsidiary, or

(b)	A leave of absence duly authorized by the Company.
7.2	Director Participants. If a Director Participant’s status as a director of FIBS terminates by reason of death, resignation, or removal, all Options held by such Participant must be exercised, if at all, within one hundred eighty (180) days after the date of the Participant’s death or the date of the resignation or removal of the Participant as a director of FIBS, as applicable, regardless of whether the Options would otherwise expire prior to the end of the 180-day period and regardless of whether the Options are not otherwise exercisable within that 180-day period. Any Options of the Participant which are not exercised within the period stated in the preceding sentence shall expire and terminate.

     Section 8. Transferability of Options.
     An Option shall not be transferred except by will or by the laws of descent and distribution. Notwithstanding the above, the Board may, in its sole discretion, permit the transfer, whether gratuitous or for consideration, of some or all of the Participant’s rights to an Option in connection with certain personal and estate tax planning transactions of the Participant that are approved by the Board. Transfer may be conditioned on the Participant’s execution of an indemnification agreement with FIBS in a form and manner prescribed by the Board for all claims arising in connection with the transfer, or on any other condition prescribed by the Board. No Option shall be subject to execution, attachment, or similar process.

EXHIBIT B
TERMS AND CONDITIONS OF ADDITIONAL BENEFITS
[Add whenever additional Benefits are created or awarded by the Board.]

EXHIBIT C
FORM OF SHAREHOLDERS’ AGREEMENT
SHAREHOLDER’S AGREEMENT
     THIS AGREEMENT is made this ___day of                     , 2___, by and between                                         , herein referred to as “Shareholder”, and FIRST INTERSTATE BANCSYSTEM, INC., a Montana corporation, 401 North 31st Street, Billings, Montana 59101, herein referred to as the “Corporation”.
RECITALS:
     A. Shareholder owns capital stock of the Corporation, which together with any additional stock hereafter acquired by Shareholder, except for stock acquired from the Savings Plan (as defined herein) is referred to herein as the “Stock”.
     B. The Corporation desires to restrict the issuance and holding of its corporate stock to officers, directors, including advisory directors and any other classification or designation of directors hereafter made by the Corporation, and employees of the Corporation or any of its subsidiaries, and to fiduciaries for the benefit of any such persons, to charities, and to such other persons as the Corporation may permit.
     C. The Corporation and Shareholder make this Agreement to set forth the restrictions on the Stock.
     NOW, THEREFORE, in consideration of the above facts and the Shareholder’s and the Corporation’s mutual promises herein, the Shareholder and the Corporation agree as follows:
     1. Definitions. The following definitions shall apply to this Agreement:
(a)	“Call Right” means the call right of the Corporation described in paragraph 4.2.

(b)	“Charity” is defined in paragraph 3.

(c)	“Code” is defined in paragraph 3.

(d)	“Competitor” means a bank, credit union, savings bank, stock brokerage firm, insurance company or producer, trust services provider, mortgage lender or broker, credit provider, escrow services provider, data technology services provider, banking item processing service provider, or any other business providing goods or services provided by the Corporation or any of its subsidiaries or affiliates now or at any time in the future relevant to any provisions of this Agreement in any market area served by the Corporation or any of its subsidiaries or affiliates or in which the Corporation or any of its subsidiaries or affiliates is soliciting business.

(e)	“Corporation” is defined in the opening paragraph of this Agreement.

(f)	“Fair Market Value” is defined in paragraph 9.1.

(g)	“Purchase Right” means the Right of First Refusal or the Call Right.

(h)	“Right of First Refusal” is defined in paragraph 4.1.

(i)	“Savings Plan” means the Savings and Profit Sharing Plan For Employees of First Interstate BancSystem, Inc., as amended from time to time.

(j)	“Shareholder’s Relationship with the Corporation” means any employment or other service relationship of the Shareholder with the Corporation or any of its subsidiaries or affiliates including but not limited to being an employee, member, partner, officer, director, advisory director, and any other classification or designation of officers or directors hereafter made by the Corporation or any of its subsidiaries or affiliates.

(k)	“Stock” is defined in Recital paragraph A.

(l)	“Termination” means the end of a Shareholder’s Relationship with the Corporation or any of its subsidiaries or affiliates whether by resignation, death, termination, or otherwise.
     2. Restriction on Transfer or Pledge of Stock. Except as otherwise provided in this Agreement or as agreed upon in writing by the Shareholder and the Corporation, Shareholder shall not transfer or permit to be transferred, whether voluntarily, involuntarily or by operation of law, resulting from death or otherwise, any or all of the Stock, and any attempted transfer in violation of this Agreement shall be void. Shareholder shall not encumber or use any Stock as security for a loan, except upon the written consent of the Corporation and subject to the Corporation’s rights herein. Under no circumstances, including but not limited to the provisions of paragraphs 3 and 4.1 below, may a Shareholder who has acquired Stock under any stock option plan now existing or hereafter adopted by the Corporation transfer, attempt to transfer, or permit the transfer of any of the Stock so acquired for a period of six (6) months following the date of acquisition of such Stock. The certificate for the Stock shall contain the restrictive legends provided in this Agreement, unless otherwise agreed in writing by the Corporation.
     3. Transfer of Stock to Charity. A Shareholder may transfer Stock to any organization described in Section 170(b)(1)(A) of the Internal Revenue Code of 1986, as now or hereafter amended (the “Code”), a gift to which qualifies as a charitable deduction under Sections 170(c), 2055(a), or 2522(a) of the Code (a “Charity”). Stock transferred to a Charity shall be subject to the terms of this Agreement, except for the provisions of paragraph 4.2.1, and the Charity shall be included in the definition of “Shareholder” herein. The certificate issued to the Charity for the Stock shall contain the restrictive legends required by this Agreement.
     4. Corporation Stock Purchase Rights.
     4.1 Right of First Refusal. If Shareholder desires to sell or transfer any Stock, Shareholder shall give written notice of such desire to the Corporation in the form of Exhibit A attached hereto. If other than by reason of Shareholder’s death, any of Shareholder’s Stock is transferred by operation of law to any person other than the Corporation (such as, but not limited to, Shareholder’s trustee in bankruptcy, a purchaser at any execution sale, or the guardian or conservator of Shareholder), Shareholder or Shareholder’s guardian or conservator, as the case may be, shall immediately give written notice to the Corporation of the transfer. Unless the proposed sale or transfer of stock is agreed upon in writing between the Corporation and Shareholder pursuant to paragraph 2, then within one hundred ninety (190) days after the Corporation’s receipt of any notice referred to in this paragraph, the Corporation may exercise its right to purchase all but not less than all of the Stock desired to be sold or transferred by

Shareholder or involuntarily transferred (the “Right of First Refusal), upon the terms set forth in this Agreement.
     4.2 Call Right.
     4.2.1 Call Right on Termination of Relationship. Upon Termination of Shareholder’s Relationship with the Corporation, the Corporation shall have the right, but not the obligation, to purchase all or any portion of Shareholder’s Stock (the “Call Right”) on or after that date which is four (4) years after the date of Termination, on the terms set forth in this Agreement, subject to the following qualifications:
(i)	If Shareholder becomes an officer, director, shareholder, member, partner, employee, or independent contractor of, or establishes any other relationship with, a Competitor of the Corporation, as determined by the Corporation, which determination shall be conclusive and irrefutable, then the Call Right shall be accelerated and the Corporation may exercise its Call Right at any time thereafter;

(ii)	If Shareholder owns less than 1,000 shares of stock, then the Corporation may exercise its Call Right at any time after one year following Termination of Shareholder’s Relationship with the Corporation;

(iii)	If Shareholder’s service as an employee, officer, or director of the Corporation or any of its subsidiaries or affiliates ends and Shareholder at any time thereafter becomes an advisory director of the Corporation or any of its subsidiaries or affiliates, the Corporation may, at its option, exercise its Call Right as to any or all of Shareholder’s Stock over and above 5,000 shares at any time after four years following the date on which Shareholder becomes an advisory director. When Shareholder’s service as an advisory director ends, the Corporation may exercise its Call Right as to any or all of Shareholder’s Stock at any time after four years following termination.
     4.2.2 Call Right on Permitted Stock Transfers. If any Stock is transferred by the Shareholder to a Charity or any other person or party with the written consent of the Corporation, the Corporation shall have the right to exercise its Call Right for such Stock at any time after such transfer.
     4.2.3 General Call Right. In all circumstances other than those addressed in paragraphs 4.2.1 and 4.2.2 above, the Corporation shall have the right to exercise its Call Right for the Stock at any time.
     4.2.4 Call Right Following Death of Shareholder. Upon Shareholder’s death, the personal representative of the Shareholder’s estate may distribute the Stock to the Shareholder’s beneficiaries subject to all terms and provisions of this Agreement, including but not limited to the Right of First Refusal and the Call Right. Each beneficiary of the deceased Shareholder who receives Stock shall be included in the definition of “Shareholder” herein. If a Termination of the Shareholder’s Relationship with the Corporation has occurred prior to the Shareholder’s death so that the Call Right time period has begun to run under paragraph 4.2.1., the time period shall continue to run and shall not start anew because of the Shareholder’s death, provided however, that the Call Right may not be exercised by the Corporation prior to one year after the date of Shareholder’s death. Shareholder, by signing this Agreement, directs Shareholder’s personal representative to open Shareholder’s estate promptly in the court of proper jurisdiction, to notify the Corporation in writing of the opening of the estate, to provide the Corporation information concerning the proposed distribution of Stock through the estate, and to cooperate with the Corporation to effectuate the terms and provisions of this Agreement.
     5. Acquisition of Additional Stock. If Shareholder acquires additional Stock, whether through the exercise of stock options or otherwise during the term of this Agreement, the Corporation shall have all rights set forth in this Agreement with regard to such additional Stock, including but not limited to the Call Right and Right of First Refusal set forth in paragraph 4. If a Termination of the Shareholder’s Relationship with the Corporation has occurred prior to the Shareholder’s acquisition of additional Stock so that the Call Right period has begun to run under paragraph 4.2.1, the Call Right time period shall continue to run and shall include the additional Stock, and shall not start anew with respect to the additional Stock.
     6. Capital Adjustments to Stock. If there is any change in the Stock by reason of a stock dividend or split, reorganization, recapitalization, reclassification, merger, consolidation, combination, or exchange of shares or other similar corporate change, the aggregate number of shares of Stock referred to in any provision of this Agreement shall be appropriately adjusted by the Corporation, whose determination shall be conclusive, provided, however, that fractional shares shall be rounded up to the nearest whole share. No adjustment shall be made in connection with the issuance by the Corporation of any warrants, rights, or options to acquire additional shares of corporate stock or of securities convertible into corporate stock.
     7. Exercise of Purchase Right. The Corporation shall exercise any Purchase Right granted in this Agreement by delivering written notice of its exercise of the Purchase Right, within any time period required hereunder, to the Shareholder, or to the personal representative of Shareholder’s estate if the Shareholder is deceased.
     8. Effect of Consent to Transfer Stock or Non-Exercise of Right of First Refusal. If the Corporation consents in writing to Shareholder’s transfer of any or all of the Stock and/or if the Corporation waives or fails to exercise its Right of First Refusal on any or all of the Stock, then the Stock may be transferred subject to the terms, conditions, and limitations of this Agreement (except for the provisions of paragraph 4.2.1, which shall be inapplicable), and the transferee shall be included in the definition of “Shareholder” herein.
     9. Purchase Price for Shares.
     9.1 Determination of Purchase Price. The purchase price for each share of Stock purchased pursuant to any Purchase Right granted in this Agreement shall be the Fair Market Value of the Stock . “Fair Market Value” means, as of any date, the value of a share of Stock determined as follows:
(i)	If the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and the low asked prices for the Stock on the last market trading day prior to the date of determination; or

(ii)	In the absence of an established market for the Stock, its Fair Market Value shall be determined in good faith by the Corporation’s board of directors which may, in its sole discretion, utilize an independent third party to assist with the determination of the Fair Market Value of the Stock, which may take the form of a periodic appraisal of the Fair Market Value of a share of Stock valued as a minority interest.
     9.2 Payment of the Purchase Price. The purchase price for Stock to be purchased by the Corporation pursuant to this Agreement shall be paid in cash at the closing of the purchase of the Stock. The Corporation may, at its option, withhold any amount for which the Shareholder is obligated to the Corporation or its subsidiaries from the amount of the purchase price payable to Shareholder and apply said amount to such obligation.
     10. The Closing.
     10.1 Time and Place. Unless otherwise agreed by the parties, the closing of the sale and purchase of Stock, as provided in this Agreement, shall take place at the general offices of the Corporation within thirty (30) days after the Corporation’s exercise of any Purchase Right.
     10.2 Documents. At the closing of the sale and purchase of the Stock, the Corporation and the Shareholder or other party having an interest in the Stock being purchased hereunder shall execute and immediately deliver to each other the various documents which shall be required to carry out their undertakings hereunder, including but not limited to the payment of cash and the assignment and delivery of stock certificates free and clear of all taxes, debts, claims, judgments, liens or encumbrances whatsoever.
     11. Legends on Certificates. Certificates representing the Stock shall bear such legends as may be required by the securities laws of the United States and any applicable state, and the following legend reciting the existence of this Agreement and restrictions on transfer of the Stock:
The sale, transfer or encumbrance of the shares of stock represented by this certificate is subject to an agreement to restrict transfer or acquisition of the shares. A copy of the agreement is on file in the office of the secretary of the Corporation. Any transfer or acquisition in violation of the agreement is null and void.
     12. Reissued Stock. The Corporation shall have the right to substitute or reissue stock in exchange for the Stock in the event of a stock split, merger, consolidation, name change, sale, spin off, share exchange, or other corporate reorganization. Substituted or reissued stock shall be subject to the terms of this Agreement.
     13. Term of Agreement. This Agreement shall be effective so long as Shareholder owns any Stock or holds any option or other right to acquire any Stock of the Corporation, and this Agreement shall bind all Stock now owned or hereafter acquired by Shareholder.
     14. Termination.
     14.1 Events Causing Termination. This Agreement and all restrictions on Stock created hereby shall be effective as of the date hereof and shall terminate on: (a) expiration of the term of this Agreement, (b) the occurrence of the bankruptcy, receivership or dissolution of the Corporation, (c) the public trading of the Stock, or (d) the execution of a written instrument by the Corporation and the party or parties who then own Stock subject to this Agreement which terminates the same.
     14.2 Survival of Rights and Remedies. The termination of this Agreement for any reason shall not affect any right or remedy existing hereunder prior to the effective date of termination hereof.
     15. Remedies. The parties agree that they will not have an adequate remedy at law for the breach of this Agreement because, among other reasons, the Stock cannot readily be purchased or sold on the open market. The parties shall have available for any breach of this Agreement the remedies of specific performance and injunctive relief, together with all other remedies at law or in equity. No waiver of or forbearance to enforce any right or provision hereof shall be binding unless in writing and signed by the party to be bound, and no such waiver or forbearance in any instance shall apply to any other instance or any other right or provision.
     16. Modification or Termination. This Agreement may not be modified or terminated orally, and no modification, termination, or amendment shall be valid unless in writing signed by all parties hereto.
     17. Governing Law. This Agreement shall be governed for all purposes by the laws of the State of Montana.
     18. Severability. Each term and provision of this Agreement is intended to be enforced to the maximum extent permitted by applicable law. If any term or provision of this Agreement or the applicability thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and shall continue in full force and effect.
     19. Stock Held In Savings Plan. This Agreement does not apply to or restrict stock of the Corporation held in the Savings Plan of the Corporation.
     20. Notices. All notices provided for by this Agreement shall be made in writing and shall be given either: (1) by actual delivery of the notice to the party entitled thereto; or (2) by mailing the notice in the U.S. mails, certified mail, return receipt requested to the last known address of the party entitled thereto. The notice shall be deemed to be received in case (1) on the date of its actual receipt by a party and in case (2) on the date of its mailing.
     21. Binding Effect. This Agreement is binding upon and inures to the benefit of the Corporation and the Shareholder and their respective heirs, legal representatives, successors and assigns.
     22. Time. Time shall be of the essence of this Agreement.
     23. Headings. The headings used herein are for convenience only, and shall not be construed as a part of this Agreement or as a limitation on the scope of the particular paragraphs to which they refer.
     24. Entire Agreement. This Agreement contains the entire agreement and understanding of the parties, and supersedes any and all prior negotiations, understandings, and agreements.
     IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth on page 1.

FIRST INTERSTATE BANCSYSTEM, INC.

By:

Its:	EVP and Chief Financial Officer

“Corporation”

“Shareholder”

EXHIBIT A
NOTICE

To:	First Interstate BancSystem, Inc. 401 North 31st Street Billings, MT 59101
Pursuant to the Shareholder’s Agreement between the undersigned Shareholder and First Interstate BancSystem, Inc. (“Corporation”), the undersigned hereby gives notice of Shareholder’s desire to sell or transfer ___shares of Corporation common stock to                                         .
Dated:                                         , 20___.

Shareholder

APPENDIX B
First Interstate BancSystem
Board of Directors
Governance Standards
AUDIT COMMITTEE CHARTER
PURPOSE
•	The Audit Committee of First Interstate BancSystem, Inc. (the “Company”) will assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities. The Audit Committee (the “Committee”) will review the accounting and financial reporting process, the system of internal control, the audit process and the Company’s process for monitoring adherence with laws, regulations, the Company’s Code of Ethics and Conduct Guide. The Audit Committee also has oversight responsibility of policy standards and guidelines for internal audit, suspicious activity, risk assessment, risk management and compliance management. In performing its duties, the Committee will maintain effective working relationships with, and a line of communication between, the Board, Management, and the internal and external auditors.

•	While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the external auditors.

•	The Audit Committee’s responsibilities and powers as delegated by the Board of Directors are set forth in this Charter. The Audit Committee relies to a significant extent on information and advice provided by management and independent advisors. Whenever the Audit Committee takes an action, it exercises its independent judgment on an informed basis that the action is in the best interests of the Company and its stockholders.
ORGANIZATION
•	Audit committee Parameters - The Audit Committee will be organized consistent with the following significant parameters:
•	Size of the Audit Committee - The Audit Committee will have no less than three and no more than six members.

•	Qualifications of Audit Committee Members - Committee members must meet the independence requirements of the Company’s Corporate Governance Guidelines, the Sarbanes-Oxley Act of 2002, the Nasdaq Stock Market, Inc., and all other applicable law. Additionally, no member of the Audit Committee shall own or control 20% or more of the voting stock of the Company.

•	Frequency of Audit Committee Meetings - The Committee will have six (6) scheduled meetings each fiscal year. In addition, the Committee will meet at other times if deemed necessary to completely discharge its duties and responsibilities as outlined in this Charter.

•	Attendance — In order to fulfill their duties, Committee members are expected to attend at least 75% of the scheduled meetings (either in person, via conference call or video conferencing). In the event a member/s is unable to meet this requirement, remedies will be explored to resolve the lack of attendance. Extenuating circumstances will be taken into consideration when reviewing this requirement.

•	Appointment of Audit Committee Members and Chairperson - Each Committee member will be selected by the Board and will serve a term of one year. Committee members can serve successive one-year terms without limitation. The Chairperson of the Committee will be selected by the Board of the Company and will serve in that capacity for one year. The Chairperson can serve successive terms in this capacity without limitation.
•	Financial Expert - All members of the Committee must be able to read and understand financial statements. In addition, one member must be designated as an “audit committee financial expert,” as defined by the applicable Security and Exchange Commission regulations, and who has, through (i) education and experience as a principal financial officer, principal accounting officer, controller, public accountant, auditor, or position performing similar functions, (ii) experience actively supervising one or more such persons, (iii) experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements, or (iv) other relevant experience, the following attributes:
•	An understanding of generally accepted accounting principals (“GAAP”) and financial statements;

•	The ability to assess the general application of GAAP in connection with the accounting for estimates, accruals, and reserves;

•	Experience preparing, or auditing, analyzing or evaluating financial statements that present accounting issues that are generally comparable to the breadth and complexity of issues that can be reasonably expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities;

•	An understanding of internal controls and procedures for financial reporting; and

•	An understanding of Audit Committee functions.
When making this designation, the Committee should consider whether the person has, through knowledge and experience, sufficient financial expertise in accounting and auditing areas specified in the Sarbanes-Oxley Act of 2002.
•	Management Attendance at Meetings — With the exception of meetings to discuss the quarterly 10Q or annual 10K, Management personnel will not attend Audit Committee meetings unless there presence is specifically requested by the Committee. In the event the Committee does request a member of Management to attend a meeting, either to answer specific questions or present certain information, the member of Management will attend the meeting only as long as it takes to present such information.
ROLES AND RESPONSIBILITIES OF AUDIT COMMITTEE
     A broad outline of the roles and responsibilities of the Audit Committee is presented below:
•	Internal Control
•	Evaluate whether Management has established and appropriately maintained processes to assure the reliability and integrity of internal accounting policies and financial reporting and disclosure practices of the Company.

•	Review and recommend to the Board the appointment, reassignment, or dismissal of the general auditor selected to develop and carry out the annual internal audit plan.

•	Review the internal audit department’s budget and staffing levels to ensure that the resources provided are adequate to allow successful completion of the department’s responsibilities.

•	Evaluate the scope, effectiveness, and significant findings of the internal audit process for the Company’s operations.

•	Review the internal auditor’s report on the results of the annual audit plan.

•	Evaluate whether recommendations for improved internal controls are effectively implemented by Management.

•	Evaluate, annually, the adequacy of the Audit Committee Charter and the performance of the Committee thereunder.

•	Review and approve all “related party transactions” requiring disclosure under Securities and Exchange Commission Regulation S-K, Item 404.
•	Financial Reporting/Disclosure/Risk Management
•	Annually review the significant risks the Company is exposed to and evaluate Management’s plan to manage these uncertainties.

•	Review and evaluate Management’s interpretation and implementation of mandated changes to accounting and reporting requirements.

•	Review the annual financial statements for accuracy and completeness.

•	Evaluate the accounting treatment of unusual and non-recurring transactions such as restructuring charges and acquisitions.

•	Evaluate significant income statement and balance sheet items which require Management judgment.

•	Review and approve the annual 10-K filing, including the Management Discussion and Analysis (MD&A), before public release.

•	Review and approve the process for preparing interim, unaudited (quarterly) financial statements.

•	Resolve any differences in financial reporting between management and the external auditors.

•	Discuss with Management of First Interstate, major credit, market, liquidity and operational risk exposures and the steps Management has taken to monitor and control such exposures, including First Interstate’s risk assessment and risk management policies.
•	Compliance with Laws, Regulations and Company Policies
•	Review the effectiveness of the system for monitoring compliance with laws and regulations.

•	Establish procedures for the handling of complaints received by the Company regarding accounting, internal controls, or auditing matters. In addition, such procedures will also protect the confidentiality and anonymity of any individual submitting concerns related to questionable accounting or auditing matters.

•	Ensure that the Company’s policy statements and Code of Ethics and Conduct Guide are kept up to date and are accessible to and adhered to by the entire organization.

•	Review and approve all Management and independent auditor reports in accordance with the Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA) within 90 days of year-end.

•	Engage and determine funding for independent legal counsel, accounting and other advisors as it deems necessary to carry out its duties.
•	Relationship with External Auditor
•	Oversee the external audit coverage — The Company’s Independent Financial Statement Auditor (external auditor) is ultimately accountable to the Audit Committee, which has the sole authority to select, evaluate and, when appropriate, replace the external auditors. The external auditor must be an independent public accountant that (i) has received an external quality control review by an independent public accountant (“peer review”) that determines whether the auditor’s system of quality control is in place and operating effectively and whether established policies and procedures and applicable auditing standards are being followed; or (ii) is enrolled in a peer review program and within 18 months receives a peer review that meet acceptable guidelines.

•	Have sole authority to approve the engagement letter and the fees to be paid to the external auditors.

•	Review and approve the scope of the external audit to be performed each fiscal year, including the matters required to be discussed by the Statement of Auditing Standards No. 61, relating to the conduct of the audit, and pre-approval of all audit services.

•	Pre-approve, prior to execution of engagement agreements, all non-audit related engagements with the Company’s external auditors and all engagements with other firms when fees exceed $15,000. Approvals can be delegated to the Chairman or any two other members of the Committee with ratification at the next Committee Meeting. (The floor of $15,000 may be raised at the discretion of the Committee with notification to the Board.).

•	Meet with the external auditors to review the accuracy, completeness, and overall quality of the Company’s accounting principles and internal controls as applied in its annual financial reporting.

•	The Committee Chairman, or any two other members, shall meet with the external auditor to discuss and review significant events, transactions, and changes in accounting estimates deemed by the external auditor to affect the quality of the Company’s financial reporting and related internal controls prior to the filing of the Company’s 10-Q.

•	Review and ensure the timely rotation of the lead audit partner of the external auditors and absence of conflicts of interest.

•	Obtain confirmation and assurance as to the external auditors’ independence, including ensuring that they submit on a periodic basis (no less than annually) to the Audit Committee a formal written statement delineating all relationships between the external auditors and the Company. The Audit Committee is responsible for actively engaging in a dialogue with the external auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the external accountants and for taking appropriate action in response to the external auditor’s report to satisfy itself of their independence.
REPORTING REQUIREMENTS
•	The Committee Chairperson will update the full Board regarding the significant items of discussion at each Committee meeting. Additional reports on matters of special interest will be submitted to the Board as appropriate.
ANNUAL PROXY STATEMENT
•	In addition to Board communication, the following information will be reported to the shareholders of the Company in the annual proxy statement:
•	Confirmation that the Company has a formal, documented Committee Charter;

•	Confirmation that the Committee satisfied its obligations under the Charter in the prior year; and

•	The full text of the Audit Committee Charter at least once every year and after any significant modification is approved by the Board.

PERFORMANCE REVIEW
•	The Committee shall conduct an annual performance evaluation of itself, including a review of the compliance of the Committee with this Charter.

•	The Committee shall annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

PROXY

First Interstate BancSystem, Inc.
401 North 31st Street
P.O. Box 30918
Billings, Montana 59116-0918
This proxy is solicited on behalf of the Board of Directors of First Interstate BancSystem, Inc. (“FIBS”).
The undersigned hereby appoints THOMAS W. SCOTT, or LYLE R. KNIGHT, proxy of the undersigned, with full power of substitution, to vote all shares of common stock of FIBS held by the undersigned at the Annual Meeting of Shareholders of FIBS to be held on Friday, May 5, 2006, at 8:00 a.m., Mountain Time, at the Billings Depot, 2310 Montana Avenue, Billings, Montana 59101, or at any adjournment thereof for the following purposes:
1.	To elect as directors the nominees proposed by the Board of Directors of FIBS, to three-year terms, or until their respective successors have been elected and qualified.

Please mark only one of the following options:

For All Nominees Listed Below

Withhold Authority to Vote for all Nominees listed below:

(Instruction: To withhold authority to vote for one or more nominees, write the name of the nominee(s) on the line immediately below.

Nominees for a three-year term expiring in 2009:	Elouise C. Cobell, Richard A. Dorn, Lyle R. Knight, James R. Scott, Julie A. Scott, Jonathan R. Scott
2.	To approve the First Interstate BancSystem, Inc. 2006 Equity Compensation Plan:

FOR	AGAINST	ABSTAIN
3.	In its discretion, the proxy is authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.
This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is indicated, the shares represented by this Proxy will be voted at the meeting “FOR” each proposal.
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement furnished therewith. The undersigned hereby revokes any proxies given prior to the date reflected below.
Please sign exactly as your name appears below. When signing as attorney, executor, administrator, trustee, guardian, or corporate official, please add your title.

Dated: , 2006	«First_Name_Last_Name» «Address_Line1» Shares owned as of Record Date: «Shares»

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE.